EXHIBIT 10.30

Execution Version

SECURITIES PURCHASE AGREEMENT

among

FREIGHTCAR AMERICA, INC.

and

THE PURCHASER PARTY HERETO

March 23, 2023

TABLE OF CONTENTS

SCHEDULE A – Purchaser Notice Information
SCHEDULE B – Purchaser Ownership of Common Stock

EXHIBIT A – Form of Certificate of Designation for the Series C Preferred Stock A-1

EXHIBIT B – Form of Warrant B-1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT, dated as of March 23, 2023 (this “Agreement”), is entered into by and among FreightCar America, Inc., a Delaware corporation (the “Company”), and the purchaser set forth in Schedule A hereto (the “Purchaser” and, collectively with the Company, the “Parties”, and each, a “Party”).

WHEREAS, the Company desires to issue and sell to the Purchaser, and the Purchaser desire to purchase from the Company, the Purchased Securities (as defined below), in accordance with the provisions of this Agreement; and

WHEREAS, the Board has approved and declared advisable this Agreement, including the execution, delivery, and performance thereof, and the consummation of the transactions contemplated by this Agreement, including the Contemplated Transactions, upon the terms and subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01 Definitions. As used in this Agreement, the following terms have the meanings indicated. All capitalized terms used in this Agreement but not defined herein shall have the meanings ascribed to such terms in the Certificate of Designation.

“Action” means any claim, counterclaim, action, cause of action, suit, audit, litigation, controversy, dispute, assessment, grievance, arbitration, investigation, opposition, interference, hearing, mediation, charge, complaint, demand, notice or proceeding of any kind whatsoever to, from, by, heard before, or otherwise involving any Governmental Authority.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. For the avoidance of doubt, for purposes of this Agreement, (a) the Company Entities, on the one hand, and Purchaser or its Affiliates, on the other, shall not be considered Affiliates and (b) and any fund or account managed, advised or subadvised, directly or indirectly, by Purchaser or its Affiliates, shall be considered an Affiliate of the Purchaser.

“Agreement” has the meaning set forth in the introductory paragraph of this Agreement.

“Anti-Corruption Laws” means, collectively, (a) the U.S. Foreign Corrupt Practices Act; (b) the UK Bribery Act 2010; and (c) any other applicable Laws related to combatting bribery or corruption.

“Anti-Money Laundering Laws” means all applicable Laws, rules, or regulations relating to terrorism, financial crime or money laundering, including without limitation the United States Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001, the United States Money Laundering Control Act of 1986 (18 U.S.C. §§ 1956 and 1957), the Anti-Money Laundering Act of 2020, the Money Laundering, Terrorist Financing and Transfer of Funds (Information on the Payer) Regulations 2017 as amended including pursuant to the Money Laundering and Terrorist Financing (Amendment) Regulations 2019, Proceeds of Crime Act 2002, as amended and the rules and regulations (including those issued by any governmental or regulatory authority) thereunder.

“Beneficial Owner” means any Person who shall be deemed to “beneficially own”, to have “beneficial ownership” of, or to be “beneficially owning” any securities (which securities shall also be deemed “beneficially owned” by such Person) that such Person is deemed to “beneficially own” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act; provided that any Person shall be deemed to beneficially own any securities that such Person has the right to acquire, whether or not such right is exercisable within sixty (60) days or thereafter.

“Board” means the board of directors of the Company.

“Business” means the businesses conducted by the Company Entities and proposed to be conducted by the Company Entities as of the date hereof.

“Business Day” means any day other than a Saturday, Sunday, any federal legal holiday or day on which banking institutions in the State of New York are authorized or required by Law or other governmental action to close.

“Certificate of Designation” has the meaning specified in Section 6.02(c).

“Closing” has the meaning specified in Section 2.02.

“Closing Date” means the date on which the Closing occurs.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Common Stock Deemed Outstanding” shall mean the number of shares of Common Stock deemed to be outstanding for purposes of calculating the shares of voting Common Stock to be issuable upon exercise of the Purchased Warrant, which shall be determined as of the Closing Date in accordance with the following formula:

Common Stock Deemed Outstanding = A ÷ (1 – B)

For purposes of the foregoing formula, the following definitions shall apply:

“A” shall mean, as of any time of determination, the sum of, without duplication, (i) the number of shares of Common Stock actually outstanding at such time, plus (ii) the number of shares of Common Stock reserved for issuance at such time under any equity incentive plans approved by the Board of the Company, regardless of whether the shares of Common Stock are actually subject to outstanding options or other rights to acquire shares, plus (iii) the number of shares of Common Stock issuable upon exercise of any other options, warrants or rights to acquire shares of Common Stock actually outstanding at such time (excluding the shares of Common Stock issuable upon exercise of the Purchased Warrant and each other warrant (such other warrants, together with the Purchased Warrant, the “CSDO Warrants”) that has a definition of “Common Stock Deemed Outstanding” substantially similar to this definition), plus (iv) the number of shares of Common Stock issuable upon conversion or exchange of Convertible Securities (excluding all CSDO Warrants) actually outstanding at such time, in each case, regardless of whether the options, warrants, or Convertible Securities are actually exercisable at such time; plus (v) 774,407 shares of Common Stock, which represents 5.0% of the total number of shares of Common Stock outstanding as of July 30, 2021, to the extent such shares of Common Stock have not already been issued as an equity fee and are not currently outstanding.

“B” shall mean, as of any time of determination, the sum of 0.03 plus the number (expressed as a decimal value) set forth immediately following clause (a) in the first paragraph of each other CSDO Warrant; provided that, for the avoidance of doubt, as of the date hereof “B” equals 0.36.

“Company” has the meaning set forth in the introductory paragraph of this Agreement.

“Company Entities” means, collectively, the Company and its Subsidiaries.

“Company SEC Documents” means the Company’s forms, registration statements, reports, schedules and statements or other document (including exhibits) filed with, or furnished to, the Commission and publicly available after March 1, 2022 and prior to the date hereof.

“Consent” has the meaning specified in Section 3.06.

“Contemplated Transactions” means the transactions contemplated by this Agreement and the Transaction Documents, including (a) the purchase and sale of the Series C Preferred Stock, (b) the issuance of the Warrant, (c) the execution, delivery and performance of the Transaction Documents, (d) the payment of fees and expenses relating to such transaction and (e) any other transactions contemplated herein.

“Contract” means any contract, agreement, indenture, note, bond, mortgage, deed of trust, loan, instrument, lease, license, commitment or other arrangement, understanding, undertaking, commitment or obligation, in each case that is legally binding, whether written or oral.

“Convertible Securities” means any securities (directly or indirectly) convertible into or exchangeable for the Common Stock, but excluding any warrants or other rights or options to subscribe for, acquire, purchase or otherwise be issued Common Stock or convertible securities.

“Credit Agreement” means the Credit Agreement among the Company, FreightCar North America, LLC, the lenders party thereto and U.S. Bank, National Association, dated as of October 13, 2020, and amended as of January 30, 2021, May 14, 2021, July 30, 2021, December 30, 2021, and March 1, 2022 (as amended, restated, amended and restated, supplemented, extended, refinanced or otherwise modified from time to time).

“DGCL” means the Delaware General Corporation Law, as may be amended or revised from time to time.

“Draft 10-K” means the draft 10-K made available to the Purchaser on March 17, 2023.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Existing Warrants” means (a) that certain warrant to purchase Common Stock dated as of October 13, 2020, (b) that certain warrant to purchase Common Stock dated as of December 30, 2021 and (c) that certain warrant to purchase Common Stock dated as of April 4, 2022.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Indebtedness” means, without duplication, all Liabilities imposed on the Company and the Company Entities, in respect of principal, accrued interest, penalties, fees, “breakage” costs and premiums (a) for borrowed money (including amounts outstanding under overdraft facilities), (b) evidenced by notes, bonds, debentures or other similar Contracts, (c) in respect of the maximum amount of any “earnout” payments or similar amounts owing as deferred purchase price for property, goods or services in respect of which the Company or the Company Entities are liable, contingently or otherwise (other than trade payables or accruals incurred in the Ordinary Course of Business to the extent included in current liabilities), (d) in the nature of payment obligations due and owing under any interest rate, currency or other hedging agreement, (e) for obligations under any surety or performance bonds, bank guarantees, bankers’ acceptances or letters of credit, but only to the extent drawn, (f) for leases classified as a capital or financial lease in the Financial Statements or required to be capitalized in accordance with GAAP (disregarding ASC 842) and the aggregate amount of unpaid obligations under all equipment operating leases, (g) in the nature of guarantees with respect to any Indebtedness of any other Person of a type described in clauses (a) through (f) above, (h) for all unpaid income Taxes of the Company and/or any of the Company Entities for any Tax period (or portion thereof) ending on or before the

Closing, determined in accordance with GAAP which are overdue and not being contested in good faith, and, without duplication, any unsatisfied Tax imposed on Company and any Company Entities under the relevant provisions of the state and local Tax Laws that are analogous to Section 965 of the Code, (i) of another Person (other than Company or the Company Entities) secured by a Lien on any asset or property of the Company or any Company Entities and (j) any intercompany payables that are payable by Company to its Affiliates (other than Company and the Company Entities). Indebtedness shall not include (i) transaction expenses or (ii) any intracompany Indebtedness between Company and any Company Subsidiary or between any of the Company Entities.

“Law” means collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Letter of Credit” means the standby letter of credit from Wells Fargo Bank, N.A. for the account of the Company and for the benefit of Siena Lending Group LLC (as amended, restated, amended and restated, supplemented, extended, refinanced or otherwise modified from time to time).

“Liability” means any debt, loss, damage, adverse claim, fines, penalties, liability or obligation (whether direct or indirect, known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, matured or unmatured, determined or determinable, liquidated or unliquidated, or due or to become due, and whether in contract, tort, strict liability or otherwise), and including all costs and expenses relating thereto including all fees, disbursements and expenses of legal counsel, experts, engineers and consultants and costs of investigation.

“Lien” means any mortgage, pledge, lien (statutory or otherwise), security interest, security agreement, or other encumbrance upon or with respect to any property of any kind.

“Material Adverse Effect” means a change, event, circumstance, effect, condition, occurrence or development (each an “Effect”), which, individually or together with any other Effect or Effects, has had or would reasonably be expected to have (A) a material adverse effect on, the operations, business, properties, assets, or financial condition of the Company Entities, taken as a whole or (B) the ability of the Company Entities to consummate the Contemplated Transactions; provided, however, that any Effect to the extent resulting from, relating to or arising out of any of the following shall not be taken into account in determining whether a “Material Adverse Effect” has occurred for purposes of clause (A) of the definition hereof: (1) the execution or delivery of this Agreement or the satisfaction of the obligations set forth herein, (2) a general deterioration in the industry in which the Company operates, (3) general economic conditions (including changes in the economy, credit, securities or financial or capital markets, in the United States or elsewhere in the world, including changes in interest, credit availability and liquidity or exchange rates), (4) changes in the political, regulatory or business conditions, in the United States or elsewhere in the world, (5) any change in market price or trading volume of the capital stock or other securities of the Company (provided that the underlying causes of such changes may be considered in determining whether a Material Adverse Effect has occurred to the extent not otherwise excluded by the exceptions set forth in this proviso), (6) any change, event, occurrence or effect resulting from acts of war (whether or not declared), civil disobedience, hostilities, sabotage, terrorism, military actions, cyber-attacks, expropriation, nationalization or the escalation of any of the foregoing, any hurricane, flood, tornado, earthquake or other natural disaster, changes in weather conditions, epidemic, plague, pandemic (including COVID-19) or any other outbreak of illness or other public health event or any other force majeure event, whether or not caused by any Person, or any national or international calamity or crisis, (7) any failure by the Company and its Subsidiaries to meet any internal or public plans, projections or forecasts or estimates of revenues or earnings or other financial, operating or performance metrics for any period; provided that the exception in this clause (7) shall not prevent or otherwise affect a determination that any change, event, occurrence or effect underlying such failure has resulted in, or contributed to, a Material Adverse Effect or (8) any change or proposed change in accounting requirements or principles imposed upon any Company Entity or their respective businesses or any change or proposed change in applicable Law, or the interpretation thereof; provided that in the cases of clauses (2), (3), (4), (7) or (8), any such change to the extent that it disproportionately and adversely affects the Company Entities, taken as a whole, relative to other similarly situated participants in the industries in which the Company Entities operate, in which case such change may be taken into account to the extent of such disproportionate effect in determining whether a “Material Adverse Effect” has occurred.

“NASDAQ” means the Nasdaq Global market, Nasdaq Global select market or any successor.

“Ordinary Course of Business” means an action taken by any Person in the ordinary course of such Person’s business that is consistent with the past customs and practices of such Person (including past practice with respect to quantity, amount, magnitude and frequency, standard employment and payroll policies and past practice with respect to management of working capital and the making of capital expenditures) and that is taken in the ordinary course of the normal day-to-day operations of such Person.

“Organizational Documents” means (a) (i) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (ii) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (iii) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and, if applicable, any certificate or articles of formation or organization of such entity, and, in the case of each of (i)-(iii) any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its incorporation, formation or organization, or (b) with respect to entities incorporated in any non-U.S. jurisdiction, equivalent or comparable constitutive documents.

“Outside Date” has the meaning specified in Section 7.01(d).

“Pay Off Letter” has the meaning specified in Section 2.03(a)(ii).

“Permitted Liens” means (a) Liens for taxes that are not yet due or are being contested in good faith, in each case, for which adequate reserves have been included on the books and records of the Company; (b) mechanic’s, materialman’s, carrier’s, repairer’s and other similar Liens arising or incurred in the Ordinary Course of Business or that are not yet due and payable or are being contested in good faith; (c) any Lien, in existence on the date hereof, securing payments under capital lease agreements; (d) Liens, in existence on the date hereof, arising under that Loan and Security Agreement dated as of October 8, 2020, as amended, among Siena Lending Group LLC as Lender, FreightCar North America, LLC, JAC Operations, Inc., Freight Car Services, Inc., JAIX Leasing Company, Freightcar Short Line, Inc., Johnstown America, LLC, Freightcar Alabama, LLC, Freightcar Rail Services, LLC, and Freightcar Rail Management Services, LLC as Borrowers, and Freightcar America, Inc. as Guarantor; and (e) Liens, in existence on the date hereof, arising under the letter of credit from Wells Fargo Bank, N.A. for the account of the Company and for the benefit of Siena Lending Group LLC.

“Permitted Transferee” means with respect to Purchaser: (a) any Affiliate of the Purchaser and (b) with respect to Purchaser that is an investment fund or a vehicle of an investment fund (or investment funds), any other investment fund or vehicle of which the Purchaser or an Affiliate thereof serves as the general partner or discretionary manager or advisor (so long as such investment fund or vehicle was not established for the purpose of acquiring Series C Preferred Stock, Warrants or Underlying Shares) and in which the Purchaser or Affiliate thereof retains sole voting and dispositive power; provided, that a portfolio company of Purchaser or its Affiliates shall not be a Permitted Transferee.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof or any other form of entity.

“Purchased Preferred Stock” means a number of shares equal to (a) the product of (i) Total Purchase Price multiplied by (ii) 101% and divided by (b) $1000.

“Purchased Securities” means the Purchased Preferred Stock and the Purchased Warrant, collectively.

“Purchased Warrant” means the Warrant to purchase 3% of Common Stock Deemed Outstanding calculated as of the Closing Date.

“Purchaser” has the meaning specified in the introductory paragraph of this Agreement.

“Reimbursement Agreement” means the Amended and Restated Reimbursement Agreement dated as of December 30, 2021 among the Company, CO Finance LVS VI LLC, U.S Bank National Association and Alter Domus (US) LLC (as amended, restated, amended and restated, supplemented, extended, refinanced or otherwise modified from time to time).

“Representatives” means, with respect to a specified Person, the Affiliates, officers, directors, managers, shareholders, partners, officers, employees, agents, advisors, counsel, accountants, investment bankers and other representatives of such Person.

“Restricted Party” means any Person (a) included on one or more of the Restricted Party Lists; (b) located, organized, or ordinarily resident in a jurisdiction that is the subject of country- or territory-wide sanctions (for example, Cuba, Iran, North Korea, Syria, and the Crimea, Donetsk People’s Republic, Luhansk People’s Republic, Kherson and Zaporizhzhia regions of Ukraine); (c) owned or controlled by, or acting on behalf of, any of the foregoing; (d) with whom U.S. persons are otherwise prohibited from transacting under Sanctions and Export Control Laws; or (e) with whom any of the Company Entities is otherwise prohibited from dealing under applicable Sanctions and Export Control Laws.

“Restricted Party Lists” means sanctioned and other restricted party lists maintained by the United Nations, the United Kingdom, the United States, or the European Union, and any other relevant jurisdiction including but not limited to the following lists: the Specially Designated Nationals and Blocked Persons List, the Foreign Sanctions Evaders List, the Sectoral Sanctions Identifications List, and any other lists administered by OFAC, as amended from time to time; the U.S. Denied Persons List, the U.S. Entity List, and the U.S. Unverified List, all administered by the U.S. Department of Commerce; the consolidated list of Persons, Groups and Entities Subject to EU Financial Sanctions, as implemented by the EU Common Foreign & Security Policy; and similar lists of restricted parties maintained by other relevant governmental authorities.

“Revolving Loan Agreement” shall mean that certain Loan and Security Agreement dated as of October 8, 2020 by and among Siena Lending Group LLC and the Company related parties thereto, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Sanctions and Export Control Laws” means any applicable law related to (a) import and export controls, including the U.S. Export Administration Regulations; (b) economic sanctions, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the U.S. Department of State, the European Union, any European Union Member State, the United Nations, His Majesty’s Treasury of the United Kingdom, or any other jurisdiction applicable to any of the Company Entities; or (c) anti-boycott measures (in each case except to extent inconsistent with U.S. law).

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Series C Preferred Stock” means the Series C Preferred Stock having the terms set forth in the Certificate of Designation.

“Siena Consent” means that certain letter agreement dated as of the date hereof by and among the Company, Siena Lending Group LLC and the Loan Parties (as defined therein) thereto.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the assets of such Person, on a consolidated basis with its Subsidiaries, exceeds its debts and liabilities, subordinated, contingent or otherwise, on a consolidated basis, (b) the present fair saleable value of the property of such Person, on a consolidated basis with its Subsidiaries, is greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, on a consolidated basis, as such debts and other liabilities become absolute and matured, (c) such Person, on a consolidated basis with its Subsidiaries, is able to pay its debts and liabilities, subordinated, contingent or otherwise, on a consolidated basis, as such liabilities become absolute and matured and (d) such Person, on a consolidated basis with its Subsidiaries, is not engaged in, and is not about to engage in, business for which it has unreasonably small capital. For the purposes of this definition, it is assumed the indebtedness and other obligations incurred under and in connection with the Contemplated Transactions will come due at their respective maturities. The amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.

“Stockholder Agreement” shall mean the stockholder agreement to be entered into at Closing between the Company and Purchaser in form and substance satisfactory to the Company and Purchaser.

“Subsidiary” means, as to any Person, any corporation or other entity of which: (a) at least a majority of the outstanding equity interest having by the terms thereof ordinary voting power to elect a majority of the board of directors or similar governing body of such corporation or other entity (irrespective of whether or not at the time any equity interest of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries; (b) such Person or a Subsidiary of such Person is a general partner or, in the case of a limited liability company, the sole or managing member or manager thereof; or (c) any corporation or other entity as to which such Person consolidates for accounting purposes.

“Superior Offer” means an unsolicited, bona fide written offer made by a third party to purchase Series C Preferred Stock, proceeds of which are sufficient to pay-down, in full, the outstanding obligations under the Credit Agreement, or otherwise pay-down, in full, the outstanding obligations under the Credit Agreement, on terms that the Board of the Company determines, in its reasonable good faith judgment, including but not limited to the written advice of its financial advisor, to be materially more favorable (considering both economic and non-economic factors) to the Company’s shareholders than the terms of the Contemplated Transactions and which the fiduciary duties of the Board requires the Board to accept, such transaction described in the offer is reasonably capable of being consummated on or prior to May 22, 2023 and is consummated by such time; provided, however, that any such offer shall not be deemed to be a “Superior Offer” if any financing required to consummate the transaction contemplated by such offer is not committed.

“Tax Return” means any return, report or similar filing (including the attached schedules) filed or required to be filed with respect to Taxes (and any amendments thereto), including any information return, claim for refund or declaration of estimated Taxes.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Total Purchase Price” means (i) the total amount payable as set forth in the Payoff Letter, including, for the avoidance of doubt, all principal, accrued interest, any make-whole, fees or premiums (including any prepayment premium) (the “Payoff Amount”) plus (ii) $15,000,000.

“Transaction Documents” means, collectively, this Agreement, the Certificate of Designation, the Warrant and any and all other agreements or instruments executed and delivered to the Purchaser by the Company hereunder or thereunder, as applicable.

“Transaction Litigation” means any actions, suits, proceedings, claims or disputes or other litigation brought by a stockholder of the Company (a “Stockholder”) or former Stockholder that is (1) related to this Agreement or the Contemplated Transactions, or (2) for breach of fiduciary duties owed by any officer, director or shareholder of the Company Entities or to such Stockholder and resulting from actions taken (or omitted to be taken) prior to or in connection with the consummation of the Closing and the Contemplated Transactions.

“Transfer” or “Transferred” means any direct or indirect transfer, sale, gift, assignment, exchange, mortgage, pledge, hypothecation, encumbrance or any other disposition (whether voluntary or involuntary or by operation of law) of any Series C Preferred Stock, Warrants or Underlying Shares (or any interest (pecuniary or otherwise) therein or rights thereto) beneficially owned by a Person. In the event that Purchaser ceases to be controlled by the Person or group of Persons controlling the Purchaser or any Permitted Transferee or Permitted Transferees of such Person or group of Persons, such event shall be deemed to constitute a “Transfer” subject to the restrictions on Transfer contained or referenced herein. For the avoidance of doubt, any direct or indirect transfer, sale, assignment, exchange or any other disposition by a partner, member or other equity holder of a Stockholder to another Person, of any partnership or membership interest or other equity security of such Stockholder that does not result in the Person or group of Persons controlling such Stockholder or a Permitted Transferee or Permitted Transferees of such Person or group of Persons to cease to control such Stockholder, shall not be deemed to constitute a “Transfer” subject to the restrictions on Transfer contained or referenced herein.

“Underlying Shares” has the meaning set forth in Section 3.02(d).

“VAT Certification” means Registro en el Esquema de Certificacion de Empresas, Modalidad IVA IEPS, published by the Tax Governmental Authorities in Mexico, in effect and valid in Mexico, as may be amended, substituted or replaced from time to time.

“Warrant” shall mean the warrant substantially in the form attached as Exhibit B, with such changes thereto as may be consented to by the parties prior to the Closing.

Section 1.02 Accounting Procedures and Interpretation. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements of the Company and certificates and reports as to financial matters required to be furnished to the Purchaser hereunder shall be prepared, in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q or other rules or regulations promulgated by the

Commission) and in compliance as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto.

ARTICLE II
AGREEMENT TO SELL AND PURCHASE

Section 2.01 Sale and Purchase.

(a) Subject to the terms and conditions hereof, at the Closing, Purchaser hereby agrees to purchase from the Company the Purchased Securities, free and clear of any Liens, other than transfer restrictions under the Certificate of Designation or Warrant, as applicable, and applicable federal and state securities Laws and those created by the Purchaser, and Purchaser agrees to pay the Company its Total Purchase Price with respect to such Purchased Securities.

(b) Subject to the terms and conditions hereof, at the Closing, the Company hereby agrees to issue and sell to Purchaser the Purchased Securities free and clear of any Liens, other than transfer restrictions under the Certificate of Designation or Warrant, as applicable, and applicable federal and state securities Laws and those created by the Purchaser.

Section 2.02 Closing. The consummation of the purchase and sale of the Purchased Securities hereunder (the “Closing”) shall take place at 9:00 a.m. Eastern Time on the date that is two (2) Business Days following the satisfaction or waiver (by the Party entitled to benefit of such conditions) at the Closing of the conditions set forth Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver (by the Party entitled to the benefit of such conditions) of those conditions at such time), by remote means (via conference call and electronic (i.e., email/ PDF) exchange of the applicable documents and signatures) or at such other place, time or date as may be mutually agreed upon in writing by the Company and the Purchaser; provided, that without the prior written consent of the Company, the Closing shall not occur prior to May 22, 2023.

Section 2.03 Deliveries at the Closing.

(a) Deliveries of the Company. At the Closing, the Company shall deliver, or cause to be delivered, to the Purchaser:

(i) an original copy of the duly executed Warrant shall have been delivered to the Purchaser (or its Affiliated designee) in escrow no later than two (2) Business Days prior to Closing Date;

(ii) a duly executed pay-off letter detailing in accordance with the terms of the Credit Agreement the repayment in-full, in-cash of 100% of the principal amount of outstanding term loan debt, together with all accrued unpaid interest, fees and penalties and other obligations under the Credit Agreement using the proceeds of the purchase of the Purchased Preferred Stock (the “Payoff Letter”) and payment of all such amounts substantially simultaneously with the Closing;

(iii) a certificate representing the Purchased Preferred Stock to each of the Purchaser (or its Affiliated designee) in escrow no later than two (2) Business Days prior to Closing Date, bearing a restrictive notation meeting the requirements of the Securities Act, free and clear of any Liens, other than transfer restrictions under this Agreement and applicable federal and state securities Laws and those created by the Purchaser;

(iv) a certificate of a duly authorized officer of the Company, on behalf of the Company, dated as of the Closing Date, certifying, in his or her applicable capacity, to the effect that the conditions set forth in Section 6.02(a), Section 6.02(b) and Section 6.02(d) have been satisfied;

(v) without limiting Section 8.02, payment of all fees and reasonable and documented out-of-pocket expenses of the Purchaser, to the extent invoiced prior to the Closing Date.

(vi) a cross-receipt executed by the Company and delivered to each of the Purchaser certifying as to the amounts that it has received from the Purchaser;

(vii) a certificate of the Delaware Secretary of State, dated within five (5) days of the Closing Date, to the effect that the Company is in good standing under the laws of the State of Delaware;

(viii) a copy of the consent executed by Board approving the Contemplated Transactions for all purposes under applicable Law;

(ix) a duly executed Stockholder Agreement in form and substance acceptable to the Purchaser; and

(x) an amendment to (a) the Reimbursement Agreement, (b) the Guarantee and Collateral Agreement dated as of November 24, 2020 among the Company, FreightCar North America, LLC, the Grantor parties thereto and U.S. Bank National Association as Collateral Agent and (c) the associated intercreditor agreement, each in form and substance reasonably acceptable to the Parties.

(b) Deliveries of Purchaser. At the Closing, Purchaser shall deliver or cause to be delivered to the Company:

(i) payment by the Purchaser of the Total Purchase Price payable by wire transfer of immediately available funds to an account designated by the Company in writing to the Purchaser no later than two (2) Business Days prior the Closing Date;

(ii) a properly executed Internal Revenue Service Form W-9 from the Purchaser;

(iii) a certificate of a duly authorized officer or other authorized signatory of the Purchaser, on behalf of the Purchaser, dated the Closing Date, certifying, in his or her applicable capacity, to the effect that the conditions set forth in Section 6.03(a) and Section 6.03(b) have been satisfied;

(iv) a duly executed copy of the Payoff Letter; and

(v) a duly executed Stockholder Agreement in form and substance acceptable to the Company.

Section 2.04 Further Assurances. From time to time after the date hereof, without further consideration, the Company shall use its commercially reasonable efforts to take, or cause to be taken, all actions necessary, appropriate or advisable to consummate the Contemplated Transactions.

ARTICLE III
REPRESENTATIONS AND WARRANTIES RELATED TO THE COMPANY

Except as disclosed in the Company SEC Documents (excluding, in each case, any disclosures set forth in the risk factors, “forward-looking statements” or other cautionary or forward-looking sections of such reports), the Company represents and warrants to the Purchaser as follows:

Section 3.01 Existence, Qualification and Power. Each of the Company Entities (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and to conduct its Business as currently conducted and (ii) execute, deliver and perform its obligations under this Agreement and the Transaction Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its Business requires such qualification or license, except where the failure to so qualify solely with respect to this Section 3.01(c) has not had and would not reasonably be expected to have a Material Adverse Effect.

Section 3.02 Capitalization and Valid Issuance of Securities.

(a) As of March 11, 2023, (a) the authorized capital stock of the Company is 52,500,000 shares, consisting of 50,000,000 shares of common stock, par value $0.01 per share, and 2,500,000 shares of preferred stock, par value $0.01 per share; (b) the number of shares of capital stock issued and outstanding is 17,702,459 shares of Common Stock and 0 shares of preferred stock; (c) 9,780,688 shares underlying warrants; (d) 1,315,031 shares underlying outstanding stock options; (e) 793,724 non-vested restricted shares and (f) there are no shares of capital stock issuable and reserved for issuance pursuant to other securities exercisable for, convertible into, or exchangeable for, any shares of capital stock of the Company. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid and nonassessable and were issued in compliance with applicable state and federal securities law and any rights of third parties.

(b) The Purchased Securities have been, or prior to the Closing will be, duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all Liens and restrictions on transfer, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. The Board, by resolutions duly adopted by a unanimous vote, not subsequently rescinded or modified in any way, has: (i) determined that this Agreement and the Contemplated Transactions, upon the terms and subject to the conditions set forth herein, are fair to, and in the best interests of, the Company and the Company’s stockholders and (ii) approved and declared advisable this Agreement, including the execution, delivery, and performance thereof, and the consummation of the Contemplated Transactions, upon the terms and subject to the conditions set forth herein. The Company and the Board have taken all actions so that this Agreement and the Contemplated Transactions, including the purchase of the Purchased Securities, the issuance of voting Common Stock upon exercise of the Warrant and the Transfer of the Purchased Securities (or the voting Common Stock issued upon exercise of the Warrant) to any Permitted Transferees of the Purchaser, are fully authorized and approved for all purposes under all applicable Law and the Company’s Organizational Documents.

(c) No Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company Entities. Other than as contemplated by this Agreement, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which any Company Entity is or may be obligated to issue any equity securities of any kind, other than options granted under the Company’s stock plans. Other than as contemplated by this Agreement, there are no stockholders agreements, voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them or, to the Company’s knowledge, between or among any of the Company’s stockholders. Other than the Registration Rights Agreement dated as of December 30, 2021 by and among the Company and each of the signatories thereto, no Person has the right to require the Company to register any securities of the Company under the Securities Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person. The issuance and sale of the Purchased Securities hereunder will not obligate the Company to issue Common Stock or other securities to any other Person (other than the Purchaser) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security. The Company does not have outstanding stockholder purchase rights or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

(d) All shares of voting Common Stock issuable upon exercise of the Warrants (the “Underlying Shares”) have been duly authorized and reserved pursuant to the Company’s certificate of incorporation (the “Certificate of Incorporation”), the Certificate of Designation and the Warrants and, upon issuance and delivery by the Company to the Purchaser in accordance with this Agreement and the terms of the Warrants, will be duly authorized, validly issued, fully paid and non-assessable and will be free of any preemptive rights or any Liens and restrictions on transfer, other than (i) restrictions on transfer under the Warrants and under applicable state and federal securities laws and (ii) such Liens as are created by the Purchaser or its Affiliates.

(e) No Registration Required. Assuming the accuracy of the representations and warranties of the applicable Purchaser contained in Article IV, the issuance and sale of the Purchased Securities to the Purchaser pursuant to this Agreement is exempt from registration requirements of the Securities Act, and neither the Company nor, to the knowledge of the Company

Entities, any Person acting on its behalf, has taken nor will take any action hereafter that would cause the loss of such exemption.

Section 3.03 Ownership of the Subsidiaries. All of the outstanding shares of capital stock or other equity interests of each Subsidiary owned, directly or indirectly, by the Company (a) have been validly issued and are fully paid and nonassessable, and (b) are wholly-owned, directly or indirectly, by the Company, free and clear of all Liens and other Contract, except for Liens under the Company’s Indebtedness as set forth on Item 7 of the Draft 10-K and for restrictions on transferability in the Organizational Documents of such Subsidiary. All of the issued and outstanding equity interests of the Company’s Subsidiaries have been duly authorized, validly issued, fully paid and non-assessable and none of such equity interests are subject to or were issued in violation of any applicable Laws and are not subject to and have not been issued in violation of any stockholders agreement, proxy, voting trust or similar agreement, or any preemptive rights, rights of first refusal or similar rights of any Person. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries listed in the Company SEC Documents.

Section 3.04 No Conflicts. The issuance and sale by the Company of the Purchased Securities, the authorization, execution, delivery and performance of the Transaction Documents and the consummation of the Contemplated Transactions by any Company Entity do not and will not, whether by lapse of time or otherwise, (a) conflict with or result in any violation of the provisions of the terms of any of the Company Entity’s Organizational Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien upon or forfeiture of any of the rights, properties or assets of any Company Entity under, or result in termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or require any action by (including any authorization, consent or approval) or notice to any Person, or require any payment to be made under any of the terms, conditions or provisions of (i) any security issued by any Company Entity, (ii) any other agreement, instrument or other undertaking to which such Company Entity is a party or by which it or any of its property or assets is subject or (iii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which any Company Entity or its property is subject; (c) violate any Law or any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including the rules and regulations of NASDAQ); except in the case of clauses (b) and (c) for such violations which would not reasonably be expected to be material to the Company Entities, taken as a whole.

Section 3.05 Authority; Enforceability.

(a) The execution, delivery and performance by the Company of each of the Transaction Documents and the consummation by it of the Contemplated Transactions have been duly and validly authorized by all necessary corporate action. The Company has all requisite power and authority to issue, sell and deliver the Purchased Securities, in accordance with and upon the terms and conditions set forth in this Agreement. On or prior to the Closing Date, all action required to be taken by any Company Entity for the authorization, issuance, sale and delivery of the Purchased Securities, the execution and delivery of the Transaction Documents and the consummation of the Contemplated Transactions shall have been validly taken.

(b) Each of the Transaction Documents has been or, when delivered hereunder, will have been, duly executed and delivered by each Company Entity that is, or will be, at Closing a party thereto. Each of the Transaction Documents constitutes, or will constitute, a legal, valid and binding obligation of each such Company Entity, enforceable in accordance with its terms; provided that, with respect to each such agreement, the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar Laws from time to time in effect affecting the enforcement of creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law) (the “Enforceability Exceptions”).

Section 3.06 Approvals. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person (each, a “Consent”), is necessary or required in connection with the issuance and sale of the Purchased Securities by the Company, the execution, delivery and performance of this Agreement and the other Transaction Documents by any Company Entity and the consummation by the Company Entities of the Contemplated Transactions, other than (i) the filing of the Certificate of Designation with the Delaware Secretary of State, (ii) the applicable requirements under the state securities or “blue sky” Laws and (iii) the other executed approval with the revolving lender under the Revolving Loan Agreement that has been obtained in writing on the date hereof, a true, complete and accurate copy of which has been made available to Purchaser.

Section 3.07 Company SEC Documents. Since March 1, 2020, the Company’s forms, registration statements, reports, schedules and statements required to be filed or furnished (as applicable) by it under the Exchange Act have been filed with or furnished to (as applicable) the Commission on a timely basis (it being understood that the Company’s Report on Form 10-K for the year ended December 31, 2022 will be timely filed if filed within the period provided by Form 12b-25 or as otherwise provided by applicable regulatory relief). The Company SEC Documents, at the time filed (or in the case of registration statements, solely on the dates of effectiveness), except to the extent corrected by a subsequent Company SEC Document, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made in the case of any such documents other than a registration statement, not misleading and (b) complied as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. The Draft 10-K is true, complete and accurate in all material respects other than the description of the Contemplated Transactions to be included in such Draft 10-K.

Section 3.08 Financial Statements; Controls.

(a) Financial Statements. The historical financial statements (including the related notes and supporting schedules) contained or incorporated by reference in the Company SEC Documents (the “Financial Statements”): (i) comply as to form in all material respects with the applicable accounting requirements under the Securities Act and the Exchange Act (except that certain supporting schedules are omitted), (ii) fairly present in all material respects the consolidated financial condition of the Company and its Subsidiaries as of the date thereof and the consolidated statements of income, members’ (or stockholders’) equity, and cash flows for the respective periods (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments that are not, individually or in the aggregate, material) and (iii) have been prepared in all material respects in accordance with GAAP (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the Commission or other rules and regulations of the Commission) consistently applied throughout the periods involved, (except (y) as may be indicated in the notes thereto or (z) as permitted by Regulation S-X). No Company Entity has any liabilities of any nature (whether accrued, absolute, contingent or otherwise) that would be required under GAAP, as in effect on the date hereof, to be reflected on a consolidated balance sheet of the Company (including the notes thereto) except for (A) liabilities specifically reflected or reserved against in the Financial Statements including in the Draft 10-K (the “Most Recent Financial Statements”), (B) liabilities that have been incurred in the Ordinary Course of Business since the date of the Most Recent Financial Statements and that do not arise from any material breach of a Contract or (C) liabilities as contemplated by the Transaction Documents or otherwise incurred in connection with the Transaction Documents or the Contemplated Transactions.

(b) Internal Controls. The Company Entities, taken as a whole, maintain a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-5(f) of the Exchange Act) sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, consistently applied, and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Company SEC Documents is in compliance in all material respects with the SEC’s published rules, regulations and guidelines applicable thereto. Except as described in the Company SEC Documents, since the first day of the Company’s most recent fiscal year for which audited financial statements are included in the Company SEC Documents, there has been (x) no material weakness (as defined in Rule 1-02 of Regulation S-X of the SEC) in the Company’s internal control over financial reporting (whether or not remediated), and (y) no fraud, whether or not material, involving management or other employees who have a role in the Company’s internal control over financial reporting and, since the end of the Company’s most recent fiscal year for which audited financial statements are included in the Company SEC Documents, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company’s independent public accountants and the Company’s Board have been advised of all material weaknesses, if any, and significant deficiencies (as defined in Rule 1-02 of Regulation S-X of the SEC), if any, in the Company’s internal control over financial reporting or of all fraud, if any, whether or not material, involving management or other employees who have a role in the Company’s internal controls over financial reporting, in each case that occurred or existed, or was first detected, at any time during the three most recent fiscal years covered by the audited financial statements of the Company or at any time subsequent thereto.

(d) Disclosure Controls and Procedures. (i) To the extent required by Rule 13a-15 under the Exchange Act, each of the Company Entities has established and maintains disclosure controls and procedures (to the extent required by and as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to provide reasonable assurance that that the information required to be disclosed by the Company in the reports to be filed or submitted under the Exchange Act is accumulated and communicated to management of the Company, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) to the extent required by Rule 13a-15 under the Exchange Act, such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

Section 3.09 Required Disclosures and Descriptions.

(a) There are no Actions (including an audit or examination by any taxing authority) pending or, to the knowledge of the Company Entities, threatened, against any of the Company Entities, or to which any of the Company Entities is a party, or to which any of their respective properties is subject, that are required to be described in the Company SEC Documents but are not described as required, and there are no Contracts that are required to be described in the Company SEC Documents or to be filed as an exhibit to the Company SEC Documents that are not described or filed as required by the Securities Act or the Exchange Act.

(b) No Company Entity is a party to, or has entered into any Contract to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among the Company Entities, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand), or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC), where the purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company in the Company’s audited financial statements or other Company SEC Documents.

(c) Except as permitted by the Exchange Act, including Sections 13(k)(2) and (3), neither the Company nor any of its Affiliates acting on behalf of any of the Company Entities has since March 1, 2020, made any personal loans to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company Entities.

Section 3.10 Indebtedness; Guarantees; Solvency. The Company Entities have no Liabilities in respect of Indebtedness other than (i) as specifically set forth in in Item 7 of the Draft 10-K or (ii) Indebtedness not required to be disclosed in the Company SEC Documents in an amount not to exceed, in the aggregate, $1,000,000. Except as set forth on Item 7 of the Draft 10-K, no Company Entity has any Liability in respect of a guarantee of any Indebtedness or other Liability of any other Person (other than another Company Entity). No Company Entity is in default under, or reasonably expected to be in default under, any such Indebtedness or guarantees as of the date hereof and as of the Closing, including in connection with the consummation of Contemplated Transactions. As of the date hereof and on the Closing Date after giving effect to the Contemplated Transactions, each of the Company Entities are Solvent.

Section 3.11 Subsequent Events. Since March 22, 2022, except for the execution and performance of this Agreement, the Company Entities have conducted their respective businesses in the Ordinary Course of Business and, except as required or contemplated by this Agreement, there has not been any action that, if taken after the date of this Agreement without Purchaser’s consent by any Company Entity, would constitute a breach of Section 5.02.

Since March 22, 2022, there has been no event or circumstance, either individually or in the aggregate, that has had a Material Adverse Effect.

Section 3.12 Litigation. There are no Actions pending or, to the knowledge of the Company Entities, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against any of the Company Entities or any key employee, officer or director of any of the Company Entities arising out of their employment or board relationship with a Company Entity or against any of their properties, or before or by any self-regulatory organization or other non-government regulatory authority, that (a) purport to affect or pertain to this Agreement or any other Transaction Document, or any of the Contemplated Transactions, or (b) either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. There are no Actions which a Company Entity presently intends to initiate.

Section 3.13 Compliance with Law. The Company and each Subsidiary thereof is, and since March 1, 2020, each Company has been, in compliance, in all material respects with the requirements of all Laws, and any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including the rules and regulations of NASDAQ), and all orders, writs, injunctions and decrees applicable to it or to its properties. The Company Entities each possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not reasonably be expected to be material to the Company, such certificates, authorizations and permits are valid and in full force and effect, to the Company’s knowledge, no Company Entity is, in any material respect, in breach or violation of, or default under, any such certificate, authorization or permit, and none of the Company Entities has received any notice of Actions relating to the revocation or modification of any such certificate, authorization or permit, except where such potential revocation or modification would not reasonably be expected to be material to the Company.

Section 3.14 Compliance with Economic Sanctions, Anti-Corruption Laws, and Anti-Money Laundering Laws.

(a) Neither the Company Entities nor any of their Representatives or any other Persons acting for or on behalf of any of the foregoing is or has been (a) a Restricted Party; or (b) engaged in any transactions with or for the benefit of a Restricted Party. Neither the Company Entities nor any of their Representatives or any other Persons acting for or on behalf of any of the foregoing has, in violation of Anti-Corruption Laws, (i) made, offered, promised, paid, or received any unlawful bribes, kickbacks, or other similar payments to or from any Person; (ii) made or paid any contributions, directly or indirectly, to a domestic or foreign political party or candidate; or (iii) otherwise made, offered, received, authorized, promised, or paid any improper payment under any Anti-Corruption Laws. Each of the Company Entities is in compliance with all Sanctions and Export Control Laws, Anti-Corruption Laws, and Anti-Money Laundering Laws. There is no pending or threatened Action before any court or other Governmental Authority against any of the Company Entities or their respective Representatives that relates to an alleged or potential violation of Sanctions and Export Control Laws, Anti-Corruption Laws, or Anti-Money Laundering Laws. Each of the Company Entities has implemented and maintains in effect appropriate controls reasonably designed to promote compliance by each Company Entity and its respective Representatives with Sanctions and Export Control Laws, Anti-Corruption Laws, and Anti-Money Laundering Laws.

(b) TID U.S. Business. None of the Company or its Subsidiaries is, or has any current intention of, engaging in activities that would cause any of them to become in the future, a “TID U.S. business,” as that term is defined at 31 C.F.R. 800.248. For avoidance of doubt, none of the Company Entities does (i) produce, design, test, manufacture, fabricate or develop any “critical technologies,” as defined at 31 C.F.R. 800.215; (ii) perform any functions related to “covered investment critical infrastructure” as defined at 31C.F.R. 800.212 and as set forth in Appendix A to 31 C.F.R. Part 800; or (iii) maintain or collect, directly or indirectly, any “sensitive personal data” of U.S. citizens as defined at 31 C.F.R. 800.241.

Section 3.15 Securities Matters.

(a) Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which, to the knowledge of the Company Entities, is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Common Stock is listed on the NASDAQ, and the Company has not received any notice of delisting that is in effect as of the date of this Agreement. The Company is in compliance in all material respects with the listing and listing maintenance requirements of the NASDAQ applicable to it for the continued trading of its Common Stock on the NASDAQ.

(b) No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D of the Securities Act) in connection with the offer or sale of any of the Purchased Securities.

(c) No Integrated Offering. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) of the Securities Act for the exemption from registration for the Contemplated Transactions or would require registration of the Purchased Securities under the Securities Act.

(d) The Purchased Securities will not, on the date they are issued, be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted on a U.S. automated interdealer quotation system.

Section 3.16 Tax Returns; Taxes.

(a) The Company is classified as a corporation for U.S. federal income tax purposes. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries have timely filed all Tax Returns required to be filed, and have timely paid all Taxes that are due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP, applied on a consistent basis during the periods involved in the Company SEC Documents. There are no Liens with respect to Taxes upon any Company Entity’s assets other than Permitted Liens. There is no written proposed Tax assessment or, to the knowledge of the Company Entities, any other proposed Tax assessment against the Company or any Subsidiary that would, if made, be reasonably expected to be material to the Company Entities, taken as a whole. The Company is not and has never been a United States real property holding corporation within the meaning of Code Section 897 (“USRPHC”).

(b) There are no pending tax audits or other administrative proceedings or any currently pending court Actions, in each case, concerning any Tax liability of the Company Entities for which written notice has been received.

(c) Each of the Company Entities is not a party to any Tax sharing or Tax allocation agreement, other than agreements (i) to which the Company Entities are the only parties or (ii) entered into in the Ordinary Course of Business the primary purpose of which is not Taxes. Each of the Company Entities has no liability for the Taxes of any Person (other than the Company Entities) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise (except for agreements entered into in the Ordinary Course of Business the primary purpose of which is not Taxes).

(d) No closing agreements, private letter rulings, Tax holidays, technical advice memoranda or similar agreements or rulings related to Taxes have been entered into, issued by or requested from any Governmental Authority with or in respect of the Company Entities, in each case, with respect to any taxable period for which the statute of limitations has not expired.

(e) One or more Subsidiaries of the Company is a company operating under an IMMEX Program, pursuant to the applicable provisions of the Mexican Income Tax Act applicable to maquiladora companies, with a VAT Certification modality AAA, and other applicable provisions and regulations specific to maquiladoras, in accordance with Mexican customs and foreign trade regulations. Such Company Entity is in all material respects compliant and in good standing with its IMMEX Program, and VAT Certification, including without limitation, periodic reports, inventory control system, wastes and disposals. At Closing, the IMMEX Program, VAT Certification, permit to import steel to Mexico and other material permits, authorizations, registries and licenses required to conduct the operations of such Company Entity in Mexico are valid, in force and to the best of the Company’s knowledge not threatened with revocation or cancellation. Such Company Entity is not in possession of any other personal tangible property and assets, except for those owned by the Company Entity and that are duly registered in its accounting books, and those assets that are imported into Mexico under the Company Entity’s IMMEX Program.

Section 3.17 Material Contracts. The Company has made available to the Purchaser accurate and complete copies of, or a written summary setting forth all of the material terms and conditions of, (a) Contracts for the Company Entities’ that contains payment obligations to or from a Company Entity in excess of $5,000,000 during the fiscal year ended on December 31, 2022, all Contracts relating to material Indebtedness of the Company (b) all Contracts between a Company Entity, on the one hand, and any officer, director or Affiliate of a Company Entity, on the other hand (except in the case of this sub-clause (b), any such Contract that has been filed with the Company SEC Documents), in each case, as amended or otherwise modified and in effect and (c) any other Contract that the Company Entities believe to be or reasonably expect to be material to the Business. Each such Contract and each other Contract that is described or referred to in, or filed with, the Company SEC Documents (all such Contracts collectively, “Material Contracts”) is in full force and effect and is valid and enforceable by and against the Company Entities parties thereto and, to the Company’s knowledge, any other party thereto in accordance with its terms except as the enforceability thereof may be limited by the Enforceability Exceptions. No Company Entity nor, to the Company’s knowledge, any other party is in default in any material respect in the observance or performance of any material term or obligation to be performed by it under any Material Contract.

Section 3.18 Customers and Suppliers.

(a) As of the date hereof, no Material Customer has canceled, terminated, materially altered or materially reduced its relationship with the Business, or notified any Company Entity of any intention to do any of the foregoing. No Company Entity is, or has been, involved in any material dispute with any Material Customer. For purposes of this Section 3.18(a), “Material Customer” means the five (5) largest customers (measured by revenue) of the Business for each of the fiscal years ended December 31, 2022 and December 31, 2021.

(b) As of the date hereof, no Material Supplier has canceled, terminated, materially altered or materially reduced its relationship with the Business, or notified any Company Entity of any intention to do any of the foregoing. No Company Entity is, or has been, involved in any material dispute with any Material Supplier. For purposes of this Section 3.18(b), “Material Supplier” means the five (5) largest vendors and suppliers (measured by fees paid or payable) of the Business for each of the fiscal years ended December 31, 2022 and December 31, 2021 and Roll Form Group, to the extent not otherwise one of the five largest suppliers by fees paid or payable.

Section 3.19 Labor Matters.

(a) Each Company Entity is in compliance in all material respects with all applicable Law (including any legal obligation to engage in affirmative action), and Contracts relating to employment practices, terms and conditions of employment, and the employment of former, current, and prospective employees, individual independent contractors and “leased employees” (within the meaning of Section 414(n) of the Code in the United States and other appliable Law in any jurisdiction in which any Company Entity employs interim employees), including all such applicable Law and Contracts relating to wages, hours, collective bargaining, employment discrimination, immigration, disability, civil rights, fair labor standards, occupational safety and health, workers’ compensation, and pay equity, and have timely prepared and, as applicable, filed all employment-related forms (including United States Citizenship and Immigration Services Form I-9) to the extent required by any relevant Governmental Authority. No executive (including division director and vice president level positions) of any Company Entity is employed under a non-immigrant work visa or other work authorization or foreign work permit that is limited in duration. Each Company Entity has properly completed all reporting and verification requirements pursuant to Law relating to immigration control for all employees and contractors of the Company Entities.

(b) Except as would not be material to the Company Entities, (i) each employee of the Company Entities is properly classified as exempt or nonexempt from the overtime requirements of the Fair Labor Standards Act, the Mexican Federal Labor Law Act and applicable state wage and hour laws and (ii) each individual service provider classified as an independent contractor of the Company Entities is properly classified as such.

(c) No written notice has been received within the prior three (3) years by any Company Entity of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws to conduct an investigation of a Company Entity with respect to its employees or individual independent contractors, and, to the Company’s knowledge, no such investigation is in progress.

Section 3.20 Product Warranties; Product Liability.

(a) Product Warranties. The suppliers of products to the Company Entities provide warranties with respect to such products and permit the Company Entities to “pass through” such warranties to their customers upon the sale, distribution or delivery of such products by the Company Entities and no Company Entity has taken any action (or failed to take any action) that would reasonably be expected to negate the availability to their respective customers of any “pass through” warranties from the applicable suppliers. There are no claims or other Actions outstanding, pending or, to the Company’s knowledge, threatened, and during the previous three (3) years no claims or other Actions have been submitted or asserted, relating to breach of any guarantee, warranty or indemnity relating to any products designed, sold, manufactured, distributed or delivered by, or services provided by, the Company Entities, which have not been resolved between the Company Entities and any customer without any Liability to the Company Entities, and, to the Company’s knowledge, there is no reasonable basis for any present or future claim or other Action that would reasonably be expected to give rise to any such Liability. To the Company’s knowledge there is no material design defect, nor any failure to warn, with respect to any products now or previously designed, tested, sold, manufactured, distributed or delivered by, or services now or previously provided by, any Company Entities.

(b) Product Liability. There are no claims or other Actions pending, or, to the Company’s knowledge, threatened, and during the previous three (3) years no claims or other Actions have been submitted or asserted, alleging that any Company Entity has any Liability (whether in negligence, breach of warranty, strict liability, failure to warn, or otherwise) arising out of or relating to any claimed injury or damage to individuals or property as a result of the claimed ownership, possession or use of any products allegedly designed, tested, sold, manufactured, distributed or delivered by any Company Entity, and, to the Company’s knowledge, there is no reasonable basis for any present or future claim or other Action that would reasonably be expected to give rise to any such Liability.

Section 3.21 Insurance. The Company Entities are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and any fidelity or surety bonds insuring the Company Entities or their respective businesses, assets, employees, officers and directors are in full force and effect in all material respects; the Company Entities are in compliance with the terms of such policies and instruments in all material respects;

there are no material claims by any Company Entity under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; no Company Entity has been refused any insurance coverage sought or applied for; and no Company Entity has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 3.22 No Restrictions on Dividends. Other than pursuant to the executed approval with the revolving lender under the Revolving Loan Agreement that has been obtained in writing on the date hereof, a true, complete and accurate copy of which has been made available to Purchaser, Company Entity is a party to or otherwise bound by any instrument or agreement that limits or prohibits or could limit or prohibit, directly or indirectly, the Company from redeeming the Purchased Preferred Stock pursuant to its terms or paying any dividends or making other distributions on the Purchased Preferred Stock, and no Company Entity is a party to or otherwise bound by any instrument or agreement that limits or prohibits or could limit or prohibit, directly or indirectly, any Company Entity from paying any dividends or making other distributions on its limited or general partnership interests, limited liability company interests, or other equity interest, as the case may be, or from repaying any loans or advances from, or (except for instruments or agreements that by their express terms prohibit the transfer or assignment thereof or of any rights thereunder) transferring any of its properties or assets to, the Company or any other Subsidiary of the Company.

Section 3.23 Related Party Transactions. Except as set forth in the Company SEC Documents, and except for compensation or other employment arrangements in the Ordinary Course of Business, there are no transactions, agreements, arrangements or understandings between the Company Entities, on the one hand, and any Affiliate (including any director or officer) thereof, but not including any wholly owned Subsidiary of the Company, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K of the SEC in the Company’s Annual Report on Form 10-K that have not been so disclosed.

Section 3.24 Disclosure. The Company has made available to the Purchaser all the information reasonably available to the Company that the Purchaser have requested for deciding whether to acquire the Purchased Securities. No representation or warranty of any Company Entity contained in this Agreement and no certificate furnished or to be furnished to Purchaser at the Closing contains any untrue statement of a material fact or, to the Company’s knowledge, omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

Section 3.25 Certain Fees. Except for Armory Group LLC, the Company has no liability or obligation to pay any brokerage, finder’s or other fee or commission or similar payment to any broker, finder, investment banker or other agent with respect to the sale of any of the Purchased Securities or the consummation of the Contemplated Transactions.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
OF THE PURCHASER

Each of the Purchaser, severally but not jointly or jointly and severally, represents and warrants to the Company as follows:

Section 4.01 Existence. The Purchaser is duly organized and validly existing and in good standing under the Laws of its jurisdiction of organization or formation, with all necessary power and authority to own or lease its assets and to conduct its business as currently conducted.

Section 4.02 Authorization, Enforceability. The Purchaser has all necessary corporate, limited liability company, trust or partnership power and authority to execute, deliver and perform its obligations under the Transaction Documents to which it is a party. The execution, delivery and performance of such Transaction Documents by the Purchaser and the consummation by it of the Contemplated Transactions have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Purchaser is required. Each of the Transaction Documents to which the Purchaser is a party has been or, when delivered hereunder, will have been, duly executed and delivered by the Purchaser, where applicable, and constitutes, or will constitute, a legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to the Enforceability Exceptions.

Section 4.03 No Breach. The execution, delivery and performance of the Transaction Documents to which the Purchaser is a party by the Purchaser and the consummation by the Purchaser of the Contemplated Transactions will not, whether by lapse of time or otherwise, (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which the Purchaser is a party or by which the Purchaser is bound or to which any of the property or assets of the Purchaser is subject, (b) conflict with or result in any violation of the provisions of the Organizational Documents of the Purchaser, or (c) violate any Law of any Governmental Authority or body having jurisdiction over the Purchaser or the property or assets of the Purchaser, except in the case of clauses (a) and (c), for such conflicts, breaches, violations or defaults as would not prevent the consummation of the Contemplated Transactions.

Section 4.04 Certain Fees. No fees or commissions or similar payments are or will be payable by the Purchaser to brokers, finders, investment bankers or other agent with respect to the purchase of any of the Purchased Securities or the consummation of the Contemplated Transactions, except for fees or commissions for which the Company is not responsible.

Section 4.05 Unregistered Securities.

(a) Accredited Purchaser Status; Sophisticated Purchaser. The Purchaser is (a) an “accredited investor” within the meaning of Rule 501(a) (1), (2), (3) or (7) under the Securities Act, as amended, and (b) an “Institutional Account” as defined in FINRA Rule 4512(c) and (c) a sophisticated institutional investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, including the Purchaser’s participation in the Contemplated Transactions. The Purchaser has determined based on its own independent review and such professional advice as it deems appropriate that its purchase of the Purchased Securities and participation in the Contemplated Transactions (i) are fully consistent with its financial needs, objectives and condition, (ii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to the Purchaser, (iii) have been duly authorized and approved by all necessary action, and (iv) are a fit, proper and suitable investment for the Purchaser, notwithstanding the substantial risks inherent in investing in or holding the Purchased Securities. The Purchaser is able to bear the substantial risks associated with its purchase of the Purchased Securities, including but not limited to loss of its entire investment therein.

(b) Information. The Purchaser and its Representatives have had the opportunity to ask questions of and receive answers from the Company directly and review the Company SEC Documents. Based on such information as the Purchaser has deemed appropriate, the Purchaser has independently made its own judgment concerning the Company and its businesses, operations and prospects and analysis and decision to enter into this Agreement and the Contemplated Transactions. Except for the representations, warranties and agreements of the Company expressly set forth in this Agreement or any Transaction Document, the Purchaser is relying exclusively on its own investment analysis and due diligence (including professional advice it deems appropriate) with respect to the Contemplated Transactions, the Purchased Securities and the business, condition (financial and otherwise), management, operations and properties of the Company, including all business, legal, regulatory, accounting, credit and tax matters. Neither any inquiries nor any other due diligence investigations conducted at any time by the Purchaser and its Representatives shall modify, amend or affect the Purchaser’ right to rely on the Company’s representations and warranties contained in Article III above. The Purchaser understands that its purchase of the Purchased Securities involves a high degree of risk.

(c) Legends. The Purchaser understands that, until such time as the Purchased Securities or the Underlying Shares have been sold pursuant to an effective registration statement under the Securities Act, or the Purchased Securities or Underlying Shares are eligible for resale pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Purchased Securities or the Underlying Shares (as applicable) will bear a restrictive legend substantially as follows: “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT UNDER ANY CIRCUMSTANCES BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY OTHER APPLICABLE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE SECURITIES LAWS.” Additionally, if required by the authorities of any state in connection with the issuance or sale of the Purchased Securities or Underlying Shares, such Purchased Securities or Underlying Shares (as applicable) shall bear the legend required by such state authority.

(d) Acquisition for Investment Purposes. The Purchaser is acquiring its entire beneficial ownership interest in the Purchased Securities for its own account for investment purposes only and not with a view to any distribution of the Purchased Securities in any manner that would violate the securities laws of the United States or any other jurisdiction. The Purchaser has been advised and understands that the Purchased Securities have not been registered under the Securities Act, the “blue sky” laws of any jurisdiction or the laws of any other jurisdiction and may be resold only if registered pursuant to the provisions of the Securities Act (or if eligible, pursuant to the provisions of Rule 144 promulgated under the Securities Act or pursuant to another available exemption from the registration requirements of the Securities Act) and in compliance with the restrictions on transfer set forth in the Transaction Documents. The Purchaser has been advised and understands that the Company, in issuing the Purchased Securities, is relying upon, among other things, the representations and warranties of the Purchaser contained in this Article IV in concluding that such issuance is a “private offering” and is exempt from the registration provisions of the Securities Act.

(e) Rule 144. The Purchaser understands that the Purchased Securities must be held indefinitely unless and until the Purchased Securities are registered under the Securities Act or an exemption from registration is available. The Purchaser has been advised of and is aware of the provisions of Rule 144 promulgated under the Securities Act.

(f) Reliance by the Company. The Purchaser understands that the Purchased Securities are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities Laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of the Purchaser to acquire the Purchased Securities.

Section 4.06 Sufficient Funds. The Purchaser will have available to it at the Closing sufficient funds to enable the Purchaser to pay in full at the Closing the entire amount of the Total Purchase Price in immediately available cash funds.

Section 4.07 Ownership. As of the date of this Agreement, the Purchaser beneficially owns, directly or indirectly, only the number of shares of Common Stock as described opposite its name on Schedule B and Schedule B includes all Affiliates of the Purchaser that own any securities of the Company beneficially or of record and reflects all shares of Common Stock in which the Purchaser or its Affiliates has any interest or right to acquire, whether through derivative securities, voting agreements or otherwise (whether or not such Common Stock can be acquired within sixty (60) days).

Section 4.08 No General Solicitation. The Purchaser did not learn of the investment in the Purchased Securities as a result of any general solicitation or general advertising.

ARTICLE V
COVENANTS

Section 5.01 Cooperation; Further Assurances. The Company shall use its commercially reasonable efforts to promptly obtain all approvals and consents required by,

necessary or advisable to consummate the Contemplated Transactions. The Company agrees to execute and deliver all such documents or instruments, to take all commercially reasonable action and to do all other commercially reasonable things it determines to be necessary, proper or advisable under applicable Laws and regulations or as otherwise reasonably requested by the Purchaser to consummate the Contemplated Transactions.

Section 5.02 Conduct of Business.

(a) Conduct of the Business Generally. From the date hereof until the Closing, or the earlier termination of this Agreement in accordance with Article VII, except as expressly contemplated by this Agreement or the other Transaction Documents or required by applicable Law, without the prior written consent of the Purchaser, the Company shall cause the other Company Entities to:

(i) conduct the Business only in the Ordinary Course of Business and in all material respects in accordance with all applicable Law;

(ii) use commercially reasonable efforts to maintain the value of the Business as a going concern;

(iii) maintain in effect the insurance coverage described in Section 3.21 (or equivalent replacement coverage);

(iv) use commercially reasonable efforts to preserve intact its business organization and relationships with third parties (including lessors, licensors, suppliers, distributors and customers) and employees;

(v) pay, discharge or otherwise satisfy as the same shall become due and payable, all of its obligations and liabilities, including federal and material state and local Tax liabilities, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Company or other Company Entities; and

(vi) consult with the Purchaser prior to taking any action or entering into any transaction that may be of strategic importance to a Company Entity.

(b) Specific Prohibitions. Without limiting the generality or effect of Section 5.02(a), from the date of this Agreement until the Closing, or the earlier termination of this Agreement in accordance with Article VII, without the prior written consent of the Purchaser, the Company shall not, and the Company shall not cause or permit any of the other Company Entities to, take any of the following actions:

(i) establish a record date for, declare, set aside, make or pay any distribution in respect of the equity interests of the Company or repurchase, redeem or otherwise acquire any outstanding equity interests or other securities of, or other ownership interests in, the Company other than pursuant to its equity incentive plans;

(ii) transfer, issue, sell or dispose of any equity interests of the Company or its Subsidiaries or grant options, warrants, calls, phantom shares, profit participation or other rights to purchase or otherwise acquire equity interests of the Company other than pursuant to its equity incentive plans;

(iii) except in connection with a merger of wholly owned Subsidiaries, effect any recapitalization, reclassification, stock split or like change in the capitalization of the Company or its Subsidiaries;

(iv) amend any Organizational Document of the Company or its Subsidiaries;

(v) effect any split, combination, reclassification or similar action with respect to its capital stock or other equity interests or adopt or carry out any plan of complete or partial liquidation or dissolution;

(vi) make any material change in the Company’s or its Subsidiaries’ financial accounting principles, except as required by changes in GAAP (or any interpretation thereof) or in applicable Law;

(vii) except in connection with a merger of wholly owned Subsidiaries, merge or consolidate with any other Person, or acquire capital stock or assets of any other Person;

(viii) incur any Indebtedness for borrowed money or guarantee any such indebtedness of another Person (other than (A) Indebtedness for borrowed money between the Company and its Subsidiaries or (B) accrual of interests under the instruments of indebtedness existing as of the date hereof);

(ix) (A) merge or consolidate with any Person; (B) acquire any material assets, except for acquisitions of inventory, equipment and raw materials in the Ordinary Course of Business; or (C) make any loan, advance or capital contribution to, acquire any equity interests in, or otherwise make any investment in, any Person (other than loans and advances to employees in the Ordinary Course of Business, and other than loans or advances to, or investments in, wholly owned Subsidiaries of the Company existing on the date of this Agreement that are made in the Ordinary Course of Business);

(x) sell, lease, license or otherwise dispose of any of its material assets, other than sales of inventory in the Ordinary Course of Business;

(xi) settle, agree to settle, waive or otherwise compromise any pending or threatened Actions (A) involving potential payments by or to any Company Entity of more than $1,000,000 in aggregate, (B) that admit liability or consent to non-monetary relief, or (C) that otherwise are or would reasonably be expected to be material to the Company Entities, taken as a whole, or the Business;

(xii) make, change or revoke any material Tax election; elect or change any method of accounting for Tax purposes; settle any Action in respect of Taxes; or enter into any Contract in respect of Taxes with any Governmental Authority;

(xiii) enter into, adopt, terminate, modify, renew or amend in material respect (including by accelerating material rights or benefits under) any Material Contracts;

(xiv) write up or write down any of its material assets or revalue its inventory;

(xv) take or omit to take any other action that would cause any of the representations and warranties in Article III to be untrue at, or as of any time prior to, the Closing; or

(xvi) agree or commit in writing to do any of the foregoing

Section 5.03 Superior Offer. If the Board of the Company receives a Superior Offer after the date of this Agreement but prior to the Closing or earlier termination of this Agreement, the Board of the Company may terminate this Agreement and accept the Superior Offer; provided, that the proceeds resulting from the transactions contemplated by the Superior Offer shall be used first to pay the outstanding term loan debt under the Credit Agreement as outlined in Section 5.05 and to pay, on the date of closing of such Superior Offer, all reasonable expenses and fees (including legal fees) incurred by the Purchaser and their respective Affiliates and Representatives in connection with the review, due diligence, negotiation, documentation and closing of the Contemplated Transactions.

Section 5.04 Transaction Litigation. In the event that any Transaction Litigation is brought, or, to the Company’s knowledge, threatened in a writing delivered to any Company Entity, against the Company Entities from and following the date of this Agreement, (a) the Company shall promptly notify the Purchaser of such Transaction Litigation, (b) timely consult with the Purchaser with respect to the defense and/or settlement of any Transaction Litigation and (c) consider in good faith the Purchaser’ advice and recommendations with respect to such Transaction Litigation. The Company shall not agree to settle or offer to settle any Transaction Litigation without the prior written consent of the Purchaser if such settlement or offer to settle would (x) involve any criminal or regulatory enforcement Action with respect to the Purchaser, their Affiliates or any Nonparty Affiliates, (y) result in any material reputational harm to the Purchaser, their Affiliates or any Nonparty Affiliates or (z) involve payments by the Purchaser, their Affiliates or any Nonparty Affiliates that will not actually be covered in full by the Company pursuant to Section 8.02. In the event that any Transaction Litigation is brought, or, to the knowledge of Purchaser, threatened in a writing delivered to the Purchaser or an Affiliate thereof, against Purchaser from and following the date of this Agreement in addition to the Company’s obligation pursuant to Section 8.02, (i) the Purchaser shall promptly notify the Company of such Transaction Litigation, (ii) timely consult with the Company with respect to the defense and/or settlement of any Transaction Litigation and (iii) consider in good faith the Company’s advice and recommendations with respect to such Transaction Litigation. No Purchaser shall agree to settle or offer to settle any Transaction Litigation without the prior written consent of the Company (such consent not to be unreasonably conditioned, withheld or delayed).

Section 5.05 Use of Proceeds. As of the date of this Agreement, the Company shall use the proceeds of the offering of the Purchased Securities to repay in-full, in-cash all of the principal amount of outstanding term loan debt, together with all accrued unpaid interest, fees and penalties and other obligations under the Credit Agreement and all fees and expenses (including all fees and expenses) incurred by the Purchaser. After the use of proceeds pursuant to the foregoing, the remaining balance of the proceeds of the offering of the Purchased Securities may be used by the Company for general working capital expenses. The Company shall not use the proceeds transferred pursuant to this Agreement, directly or knowingly indirectly, in any manner that would cause the Purchaser to be in violation of applicable Anti-Corruption Laws, Anti-Money Laundering Laws, or Sanctions and Export Control Laws.

Section 5.06 Subsequent Equity Sales. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Purchased Securities in a manner that would require the registration under the Securities Act of the sale of the Purchased Securities to the Purchaser, or that will be integrated with the offer or sale of the Purchased Securities for purposes of the rules and regulations of any trading market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

Section 5.07 Certificate of Designation. Prior to the Closing, the Company shall file the Certificate of Designation in the form attached as Exhibit A hereto with the Delaware Secretary of State; provided that if the Delaware Secretary of State is closed due to an extraordinary event, then the Certificate of Designation, substantially in the form attached as Exhibit A hereto, shall be delivered to or positioned with the Delaware Secretary of State or a representative thereof or otherwise prepared by the Company for filing, in each case in a manner reasonably acceptable to the Purchaser, so that it can be subsequently filed, and deemed effective as of a date no later than the Closing Date, in accordance with the guidelines and procedures of the Delaware Secretary of State following the reopening of the Delaware Secretary of State after the extraordinary event has ended (such that the Certificate of Designation shall be deemed filed and effective as of a date no later than the Closing Date as if the Delaware Secretary of State had not been closed due to an extraordinary event notwithstanding that the administrative act of filing the Certificate of Designation on the applicable systems of the Delaware Secretary of State and the acceptance of such filing by the Delaware Secretary of State will not occur until the Delaware Secretary of State is reopened after the extraordinary event has ended).

Section 5.08 Tax Matters.

(a) Tax Status. The Company covenants and agrees to use commercially reasonable efforts to (i) avoid becoming a USRPHC, (ii) monitor whether it is likely to become a USRPHC and (iii) provide a written notice to Purchaser at least twenty (20) Business Days prior to any event, as a result of which, the Company expects to be determined as a USRPHC while the Purchaser owns an equity interest in the Company. For the avoidance of doubt, the Company may rely on the advice of an accounting firm of national standing in determining whether it is a USRPHC. At Purchaser’s request from time to time, the Company shall promptly provide to the requesting Purchaser a statement in accordance with Treasury regulations Section 1.897-2(h)(1)

where it determines the interest being sold is not a United States real property interest within the meaning of Code Section 897. The Company also covenants and agrees to not, either directly or indirectly by amendment, merger, consolidation or otherwise, change the entity classification of the Company from a corporation to a partnership for U.S. federal income tax purposes.

(b) Tax Treatment. The Company and Purchaser (i) shall treat the Purchased Securities as security that is not “preferred stock” within the meaning of Section 305 of the Code and the Treasury Regulations issued thereunder, (ii) agree that no Purchaser shall be required to include in income as a dividend (including any deemed dividends) for U.S. federal, state and local income tax purposes any income or gain in respect of the Purchased Securities unless and until dividends are declared and paid in cash in respect of such Purchased Securities (iii) shall not treat any portion of the proceeds received by Purchaser from a redemption or a sale of the Purchased Securities as a dividend for U.S. federal income tax purposes under Section 302 of the Code or otherwise (together the “Tax Treatment”) and (iv) agree to take no positions or actions inconsistent with the Tax Treatment, including on any IRS Form 1099, unless otherwise required pursuant to a final “determination” as defined under Section 1313(a) of the Code or if the Company or Purchaser concludes, after consultation with its applicable tax advisors, that a change in applicable Law after the Closing would cause the intended Tax Treatment to not qualify for a “more likely than not” confidence level, in which case the applicable party shall deliver written notice of such conclusion and the legal basis therefor to the other parties, and each such other party shall have a reasonable period to notify the applicable party if it agrees or disagrees with such conclusion and the legal basis therefor; provided, the Parties shall cooperate to resolve any such disagreement in good faith.

(c) Purchase Price Allocation. Parties will agree upon an allocation of the Total Purchase Price among the Purchased Securities for U.S. federal income Tax purposes and any other applicable Tax purposes within sixty (60) days after the Closing and to use such purchase price allocation for all income tax and financial accounting purposes with respect to this transaction; provided that, if they do not reach a final agreement, a mutually agreed upon independent accounting firm (the cost of which will be split equally between the Purchaser, on one hand, and the Company, on the other hand) shall determine such allocation which shall be set forth in writing and shall be final and binding on the Parties.

Section 5.09 Disclosure; Public Filings; Public Announcements. The Company may, (a) file the Transaction Documents as exhibits to Exchange Act reports and (b) disclose such information with respect to the Purchaser as required by applicable Law or the rules or regulations of the NASDAQ or other exchange on which securities of the Company are listed or traded; provided, that the Company shall provide copies of any such filings and disclosures no later than two (2) Business Days prior to any such filing or disclosure for review and comment by the Purchaser and will revise any such filing or disclosure to account for any reasonable comments of the Purchaser. The Company shall, on or before the second (2nd) Business Day following the date hereof, file one or more current reports on Form 8-K with the SEC (the “8-K Filing”) describing the terms of the transactions contemplated by the Transaction Document and including as exhibits to such 8-K Filing, the Transaction Documents in the form required by the Exchange Act. Except with respect to the 8-K Filing, no Party shall issue any press release or make any other public announcement with respect to this Agreement, the Transaction Documents or the Contemplated Transactions without the prior written consent of the other Party.

Section 5.10 Compliance with Other Agreements. The Company and certain Affiliates of the Purchaser are party to certain other agreements (the “Other Agreements”), including the Credit Agreement, the Letter of Credit, the Reimbursement Agreement and the Existing Warrants. The Parties acknowledge and agree that, except as otherwise agreed in writing between the parties to such Other Agreements, this Agreement and the Contemplated Transactions does not amend or alter the terms of such Other Agreements. The Company acknowledges and agrees that the Existing Warrants are warrants to purchase voting Common Stock. The Company agrees, and agrees to cause its Subsidiaries, to perform under and comply with, in all respects, the terms and conditions of such Other Agreements. This Section 5.10 shall survive termination of this Agreement and Closing of the Contemplated Transactions.

ARTICLE VI
CONDITIONS PRECEDENT

Section 6.01 Mutual Conditions. The respective obligations of each Party to consummate the purchase and sale of the Purchased Securities at the Closing shall be subject to the satisfaction, on or prior to the Closing, of each of the following conditions (any or all of which may be waived by a Party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):

(a) no statute, rule, order, decree or regulation shall have been enacted or promulgated, and no Action shall have been taken, by any Governmental Authority which temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the Contemplated Transactions or makes the Contemplated Transactions illegal; and

(b) there shall not be pending any Action by any Governmental Authority seeking to restrain, preclude, enjoin or prohibit the Contemplated Transactions.

Section 6.02 Conditions to Purchaser’s Obligations. The obligation of Purchaser to consummate its purchase of Purchased Securities shall be subject to the satisfaction on or prior to the Closing of each of the following conditions (any or all of which may be waived by the applicable Purchaser with respect to itself in writing, in whole or in part, to the extent permitted by applicable Law):

(a) the representations and warranties of the Company contained in this Agreement that are not qualified by materiality or Material Adverse Effect shall be true and correct in all material respects (other than those representations and warranties contained in Section 3.01, Section 3.02, Section 3.03, Section 3.04, Section 3.05, Section 3.22, or the representations and warranties contained in Section 3.11 or Section 3.12 or any other representations and warranties that are qualified by materiality or Material Adverse Effect, which, in each case, shall be true and correct in all respects) when made and as of the Closing (except that representations and warranties made as of a specific date shall be required to be so true and correct as of such date only);

(b) the Company shall have performed and complied in all material respects with all of the covenants and agreements contained in this Agreement that are required to be performed or complied with by it on or prior to the Closing;

(c) the Company shall have duly adopted and filed with the Delaware Secretary of State the Certificate of Designation in the form attached hereto as Exhibit A (the “Certificate of Designation”), with such changes thereto as may be consented to by the parties hereto prior to the Closing and such filing shall have been accepted by the Delaware Secretary of State;

(d) since the date of this Agreement, there shall not have been a Material Adverse Effect;

(e) since the date of this Agreement, there shall not have been any default or event of default under the Credit Agreement that is continuing;

(f) the repayment of the outstanding Indebtedness under the Credit Agreement shall occur substantially simultaneously with the Closing in accordance with the terms of the Payoff Letter;

(g) all conditions to effectiveness to the Siena Consent have been satisfied and the Siena Consent in the form delivered to Purchaser as of the date hereof is in full force and effect;

(h) the listing of the Common Stock on NASDAQ shall not have been terminated and no notice to such effect shall have been received; and

(i) the Company shall have delivered, or caused to be delivered, to the Purchaser the Company’s closing deliveries described in Section 2.03(a), as applicable.

Section 6.03 Conditions to the Company’s Obligations. The obligation of the Company to consummate the sale and issuance of the Purchased Securities to Purchaser shall be subject to the satisfaction on or prior to the Closing of each of the following conditions (any or all of which may be waived by the Company in writing, in whole or in part, to the extent permitted by applicable Law):

(a) the representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects (other than those representations and warranties that are qualified by materiality or Material Adverse Effect, which, in each case, shall be true and correct in all respects) when made and as of the Closing (except that representations and warranties made as of a specific date or for a specific period shall be required to be true and correct as of such date or for such specific period only);

(b) the Purchaser shall have performed and complied in all material respects with all of the covenants and agreements contained in this Agreement that are required to be performed or complied with by it on or prior to the Closing; and

(c) the Purchaser shall have delivered, or caused to be delivered, to the Company the Purchaser’s closing deliveries described in Section 2.03(b), as applicable.

ARTICLE VII
TERMINATION

Section 7.01 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by mutual written consent of the Company and the Purchaser;

(b) by written notice from either the Company or the Purchaser, if any Governmental Authority with lawful jurisdiction shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the Contemplated Transactions and such order, decree, ruling or other action is or shall have become final and non-appealable;

(c) by written consent from the Company upon receipt and acceptance of a Superior Offer in accordance with Section 5.03; or

(d) by written notice from either the Company or Purchaser, with respect to itself but not any other Purchaser, if Closing does not occur by 11:59 p.m. New York time on May 26, 2023 (the “Outside Date”); provided, however, that no Party may terminate this Agreement pursuant to this Section 7.01(c) if such Party is, at the time of providing such written notice, in breach of any of its obligations under this Agreement.

Section 7.02 Certain Effects of Termination. In the event that this Agreement is terminated pursuant to Section 7.01, this Agreement (other than the provisions of this Section 7.02 and Sections 3.25 and 4.04 (Certain Fees), Sections 5.03 and 5.05 (Superior Offer; Use of Proceeds) and Article VIII (Miscellaneous), which shall survive such termination) shall become null and void and have no further force or effect and there shall be no Liability on the part of the Company or Purchaser or any of their respective Representatives in connection with this Agreement, except that no such termination shall relieve any party from Liability for damages to another Party resulting for a willful and material breach of this Agreement prior to the date of termination or from fraud; provided that, notwithstanding any other provision set forth in this Agreement, except in the case of fraud, the Company shall not have any such Liability in excess of the Total Purchase Price and the Purchaser shall not have any Liability in excess of the Total Purchase Price.

ARTICLE VIII
MISCELLANEOUS

Section 8.01 Survival of Provisions. The representations and warranties set forth herein shall survive until the date that is sixty (60) days following the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, regardless of any investigation made by or on behalf of the Company or any of the Purchaser. The covenants made in this Agreement or any other Transaction Document that by their terms are to be performed following the Closing shall survive the Closing and remain operative and in full force and effect until fully performed. Regardless of any purported general termination of this Agreement, this Article VII shall remain operative and in full force and effect as between the Company and

Purchaser, unless the Company and the applicable Purchaser execute a writing that expressly terminates such rights and obligations as between the Company and such consenting Purchaser.

Section 8.02 Expenses; Indemnity. Regardless of whether or not the Contemplated Transactions close, all reasonable and documented costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with the Transaction Documents and the Contemplated Transactions shall be paid by the Company (including, for the avoidance of doubt, with respect to the repayment of the amounts outstanding under the Credit Agreement and the interim amendments to the Credit Agreement and Reimbursement Agreement and review, due diligence, negotiation, documentation and closing of the Transaction Documents and the Contemplated Transactions). The Company agrees that it will indemnify and hold harmless the Purchaser from and against any and all claims, demands, or Liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by the Company or any other Company Entity in connection with the sale of the Purchased Securities or the consummation of the Contemplated Transactions. The Company shall indemnify and hold the Purchaser and their respective Affiliates (including any Nonparty Affiliates) harmless (which indemnification shall include advancement of expenses and reasonable attorneys’ fees), from any damages suffered by Purchaser or its Affiliates (including any Nonparty Affiliates) arising from or related to any claims or Action related to the Series C Preferred Stock, the Warrant or the Other Agreements, including, but not limited to, any claim or Action arising from or relating to any breach of fiduciary duty to the Company or its stockholders or enforcement thereof or any Transaction Litigation.

Section 8.03 Interpretation. Article, Section, Schedule and Exhibit references in this Agreement are references to the corresponding Article, Section, Schedule or Exhibit to this Agreement, unless otherwise specified. All Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof as if set forth in full herein and are an integral part of this Agreement. All references to instruments, documents, Contracts and agreements are references to such instruments, documents, Contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. The word “knowledge” shall mean “knowledge after due inquiry.” Any reference in this Agreement to “$” shall mean U.S. dollars. Whenever any determination, consent or approval is to be made or given by any party to this Agreement, such action shall be in such party’s sole discretion, unless otherwise specified in this Agreement. If any provision in the Transaction Documents is held to be illegal, invalid, not binding or unenforceable, (a) such provision shall be fully severable and the Transaction Documents shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of the Transaction Documents, and the remaining provisions shall remain in full force and effect, and (b) the Parties shall negotiate in good faith to modify the Transaction Documents so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the Contemplated Transactions are consummated as originally contemplated to the greatest extent possible. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to the Transaction Documents, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day. Whenever this Agreement refers to a number of days, such number shall refer to calendar days, unless such reference is specifically to “Business Days,” and the terms “year” and “years” mean and refer to calendar year(s). Any words imparting the singular number only shall include the plural and vice versa. The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The term “or” has the inclusive meaning represented by the phrase “and/or”. The word “will” shall be construed to have the same meaning as the word “shall”. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. This Agreement is the product of negotiations among the parties, each of which is represented by legal counsel, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. Rules of construction relating to interpretation against the drafter of an agreement shall not apply to this Agreement and are expressly waived by each Party. For purposes of this Agreement, the phrase “made available,” when used in reference to anything made available to the Purchaser or its Representatives means made available via email to the Purchaser and its Representatives prior to 5:00 p.m. ET on the date hereof.

Section 8.04 No Waiver: Modifications in Writing.

(a) Delay. No failure or delay on the part of any Party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a Party at law or in equity or otherwise.

(b) Specific Waiver; Amendment. Except as otherwise provided herein or as specifically provided otherwise in any other Transaction Document with respect thereto, no amendment, waiver, consent, modification or termination of any provision of any Transaction Document shall be effective unless signed by (i) before Closing, each of the Parties affected by such amendment, waiver, consent, modification or termination and (ii) after Closing, Purchaser (or their respective Permitted Transferees) holding a majority of the Purchased Securities then held by the Purchaser; provided that (A) any amendment, waiver, consent, modification or termination pursuant to clause (ii) that materially or adversely impacts Purchaser (or its Permitted Transferees) shall require the written consent of the Purchaser (or Permitted Transferee) and (B) no consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents (for clarification purposes, this clause (B) constitutes a separate right granted to Purchaser (or Permitted Transferee) by the Company and negotiated separately by Purchaser (or Permitted Transferee), and shall not in any way be construed as the Purchaser (or Permitted Transferees) acting in concert or as a group with respect to the purchase, disposition or voting of Purchased Securities or otherwise). Any amendment, supplement or modification of or to any provision of any Transaction Document, any waiver of any provision of any Transaction Document and any consent to any departure by the Company or Purchaser from the terms of any provision of any Transaction Document shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company or Purchaser in any case shall entitle the Company or the Purchaser to any other or further notice or demand in similar or other circumstances. Any investigation by or on behalf of any Party shall not be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein.

Section 8.05 Binding Effect; Assignment.

(a) This Agreement shall be binding upon the Company, each of the Purchaser and their respective successors and permitted assigns.

(b) Neither this Agreement not any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by Purchaser without the prior written consent of the Company (such consent not to be unreasonably withheld); provided, however, Purchaser may transfer or assign its rights hereunder to a Permitted Transferee in connection with the transfer to such Permitted Transferee of the Purchased Preferred Stock or the Purchased Warrants, in accordance with the terms thereof, and subject to Purchaser providing written notice of any such assignment to the Company promptly after such assignment is effected and that the transferee agrees to assume all of the Purchaser’s rights and obligations in connection with such transfer and be bound by, and entitled to the benefits of, this Agreement as an original party hereto.

Section 8.06 Notices. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, electronic mail, air courier guaranteeing overnight delivery or personal delivery to the following addresses:

(a) If to the Purchaser, to the addresses set forth on Schedule A.

(b) If to the Company, to:

FreightCar America, Inc.
2 North Riverside Plaza, Suite 1300
Chicago, Illinois 60606
Attention: General Counsel

or, if sent by electronic mail, to such electronic mail address as the Company shall have designated in writing to the Purchaser.

(c) with a copy to (which shall not constitute notice):

Winston & Strawn LLC

35 W. Wacker Drive

Chicago, Illinois 60601

Attention: Oscar David

James Brown

Email: odavid@winston.com
jrbrown@winston.com

or to such other address as the Company or the Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified or registered mail, return receipt requested, or regular mail, if mailed; upon actual receipt of the facsimile, if sent via facsimile; when sent, if sent by electronic mail prior to 5:00 pm New York time on a Business Day, or on the next succeeding Business Day, if not; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 8.07 Entire Agreement. This Agreement, the other Transaction Documents and the other agreements and documents referred to herein are intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to in this Agreement or the other Transaction Documents with respect to the rights granted by the Company or any of its Affiliates or the Purchaser or any of their respective Affiliates. This Agreement, the other Transaction Documents and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings among the Parties with respect to such subject matter.

Section 8.08 Governing Law; Submission to Jurisdiction. This Agreement, and all Actions (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any Action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the Laws of the State of Delaware without regard to principles of conflicts of laws that would result in the application of the law of any other jurisdiction. Any Action against any Party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of Delaware, and the Parties hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Delaware over any such Action. The Parties irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the Parties agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

Section 8.09 Waiver of Jury Trial. THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVES, AND AGREES TO CAUSE ITS AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL

TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 8.10 Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached or violated. Accordingly, each of the Parties agrees that, without posting a bond or other undertaking, the other parties will be entitled to an injunction or injunctions to prevent breaches or violations of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any Action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter in addition to any other remedy to which it may be entitled, at law or in equity. Each Party further agrees that, in the event of any action for specific performance in respect of such breach or violation, it will not assert that the defense that a remedy at law would be adequate. The remedies available to each Party pursuant to this Section 8.10 will be in addition to any other remedy to which it is entitled at law or in equity, and the election to pursue an injunction or specific performance will not restrict, impair or otherwise limit any Party from, in the alternative, seeking to terminate this Agreement in accordance with Article VII. To the extent that any Party brings an Action in court to enforce specifically the performance of the terms and provisions of this Agreement (other than an Action to enforce specifically any provision that expressly survives termination of this Agreement) when expressly available to such Party pursuant to the terms of this Agreement, the Outside Date will automatically be extended to: (i) the twentieth (20th) Business Day following the final, nonappealable resolution of such Action; or (ii) such other time period established by the court presiding over such Action.

Section 8.11 No Recourse Against Others. All claims, Actions obligations, Liabilities or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with or relate in any manner to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), may be made only against (and are expressly limited to) the Company and the Purchaser. No Person other than the Company or the Purchaser, including no member, partner, stockholder, Affiliate or Representative thereof, nor any member, partner, stockholder, Affiliate or Representative of any of the foregoing (collectively, “Nonparty Affiliates”), shall have any Liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, Actions, causes of action, obligations or Liabilities arising under, out of, in connection with or related in any manner to this Agreement or based on, in respect of or by reason of this Agreement or its negotiation, execution, performance or breach; and, to the maximum extent permitted by Law, each of the Company and the Purchaser hereby waives and releases all such Liabilities, claims, Actions, causes of action and obligations against any such third Person.

Section 8.12 No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person, other than the Company and the Purchaser and their respective permitted assigns any rights or remedies hereunder, except that the Nonparty Affiliates shall be third party beneficiaries of Section 8.11.

Section 8.13 Certain Company Acknowledgements. The Company acknowledges on its behalf and on behalf of its Subsidiaries that:

(a) The Purchaser and its Affiliates may be full service securities or investment firms engaged, either directly or through its Affiliates, in various activities, including securities trading, commodities trading, investment management, investment banking, financial advisory, financing and brokerage activities and financial planning and benefits counseling for both companies and individuals. In the ordinary course of such activities, the Purchaser and Affiliates may actively engage in commodities trading or trade the debt and equity securities (or related derivative securities) and financial instruments (including bank loans and other obligations) of the Company and other Subsidiaries of the Company for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and financial instruments. The Purchaser or its Affiliates may also co-invest with, make direct investments in, and invest or coinvest client monies in or with funds or other investment vehicles managed by other parties, and such funds or other investment vehicles may trade or make investments in securities of the Company or other Subsidiaries of the Company or engage in commodities trading with any thereof.

(b) The Purchaser and its Affiliates are involved in a broad range of transactions and may have economic interests that conflict with those of the Company and its Subsidiaries. The Purchaser is and will act under this Agreement as an independent contractor. Nothing in this Agreement or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty of the Purchaser to the Company, any of its Subsidiaries or any Affiliate or equity holder thereof. The Contemplated Transactions are arm’s-length commercial transactions between the Purchaser, on the one hand, and the Company on the other hand. In connection with the Contemplated Transactions and with the process leading to the Contemplated Transactions the Purchaser is acting solely as a principal and not as agent or fiduciary of the Company or any of its Subsidiaries or member of management, equity holders or creditors thereof or any other Person. The Purchaser has not assumed an advisory or fiduciary responsibility or any other obligation in favor of the Company or any of its Subsidiaries with respect to the Contemplated Transactions or the process leading thereto (irrespective of whether the Purchaser or any of its Affiliates has advised or is currently advising the Company or any of its Affiliates or equity holders on other matters), except for the obligations expressly set forth in this Agreement. The Company has consulted its own legal, tax, accounting, regulatory and financial advisors to the extent it has deemed appropriate. The Company is responsible for making its own independent judgment with respect to the Contemplated Transactions and the process leading thereto.

(c) The Company acknowledges and agrees that (i) no statements, whether written or oral, made by Purchaser or its Representatives on or after the date of this Agreement shall create an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment, (ii) the Company shall not rely on any such statement by Purchaser or its Representatives, and (iii) an obligation, commitment or agreement to provide or assist the

Company in obtaining any financing or investment may only be created by a written agreement, signed by the Purchaser and the Company, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement. Purchaser shall have the right, in its sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in the Company, and shall have no obligation to assist or cooperate with the Company in obtaining any financing, investment or other assistance.

Section 8.14 Execution in Counterparts. This Agreement may be executed in any number of counterparts (including .pdf or other electronic signature) and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

FREIGHTCAR AMERICA, INC.

By: /s/ James R. Meyer

Name: James R. Meyer

Title: Authorized Person

PURCHASER:

OC III LFE II LP

By: OC III GP LLC, its general partner

By: /s/ Adam L. Gubner

Name: Adam L. Gubner

Title: Authorized Person

[Signature Page to Purchase Agreement]

Schedule A

Purchaser and Address
OC III LFE II LP 650 Newport Center Drive Newport Beach, CA 92660 Attn: Chris Neumeyer

Schedule A-1

Schedule B

Name of Purchaser (or Affiliate)	Number of shares of Common Stock
OC III LFE II LP	0
OC III LVS XII LP	407,958 shares of Common Stock
OC III LVS XXVIII LP (“OC III”)

1,139,308 shares of Common Stock

Warrant No.1 exercisable for an indeterminate number of shares of Common Stock equal to 23.0% of the Common Stock Deemed Outstanding (as defined in a warrant acquisition agreement entered into with the Issuer on October 13, 2020, as amended)

Warrant No. 2 exercisable for an indeterminate number of shares of Common Stock equal to 5.0% of the Common Stock Deemed Outstanding (as defined in a warrant acquisition agreement entered into with the Issuer on December 30, 2021, as amended)

Warrant No. 3 exercisable for an indeterminate number of shares of Common Stock equal to 5.0% of the Common Stock Deemed Outstanding (as defined in a warrant acquisition agreement entered into with the Issuer on April 4, 2022)

CO Finance LVS VI LLC and OC III may be entitled to receive additional shares of Common Stock, subject to certain conditions under the Reimbursement Agreement

Schedule B-1

Exhibit A

Form of Certificate of Designation for the Series C Preferred Stock

Form Of

CERTIFICATE OF DESIGNATION OF
PREFERENCES, RIGHTS AND LIMITATIONS
OF SERIES C PREFERRED STOCK

Pursuant to Section 151 of the General Corporation Law of the State of Delaware

Pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware (the “DGCL”), FreightCar America, Inc., a corporation organized and existing under the DGCL (hereinafter called the “Company”), in accordance with the provisions of Section 103 thereof, does hereby submit the following:

WHEREAS, the Certificate of Incorporation of the Company (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Certificate”) authorizes the issuance of Preferred Stock, par value $0.01 per share, of the Company in one or more series; and expressly authorizes the Board of Directors of the Company (the “Board” or “Board of Directors”), subject to limitations prescribed by the Requirements of Law, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock, and, with respect to each such series, to establish and fix the number of shares to be included in any series of Preferred Stock and the designations, rights and preferences of the shares of such series; and

WHEREAS, on [●], 2023, the Board of Directors approved and adopted the following Certificate of Designation for purposes of issuing Preferred Stock.

NOW THEREFORE, BE IT RESOLVED, that, pursuant to authority conferred upon the Board of Directors by the Certificate, the Board of Directors hereby creates as a series of Preferred Stock and authorizes for issuance [●] shares of Preferred Stock, par value $0.01 per share, of the Company, herein designated as “Series C Preferred Stock,” and hereby fixes the designations, preferences and other rights, of such shares, as follows:

Section 1. Designation. The shares of such series of Preferred Stock shall be classified as “Series C Preferred Stock” (the “Series C Preferred Stock”). The number of authorized shares constituting the Series C Preferred Stock shall be [●].[1] Subject to the provisions of Section 9, that number from time to time may be increased or decreased (but not below the number of shares of Series C Preferred Stock then outstanding) by (a) further resolution duly adopted by the Board, or any duly authorized committee thereof, and (b) the filing of an amendment to this Certificate of Designation pursuant to the provisions of the DGCL stating that such increase or decrease, as applicable, has been so authorized.

__________________________________

[1] NTD: Equal to the number of shares of Series C Preferred Stock to be issued.

Section 2. Ranking. The Series C Preferred Stock will rank, with respect to dividend rights, rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company and redemption rights:

(a) on a parity basis with each other class or series of Capital Stock of the Company now existing or hereafter authorized, classified or reclassified, the terms of which expressly provide that such class or series ranks on a parity basis with the Series C Preferred Stock as to dividend rights, rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company or other Deemed Liquidation Event and redemption rights (such Capital Stock, “Parity Stock”);

(b) junior to each other class or series of Capital Stock of the Company now existing or hereafter authorized, classified or reclassified, the terms of which expressly provide that such class or series ranks senior to the Series C Preferred Stock as to dividend rights, rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company or other Deemed Liquidation Event and redemption rights (such Capital Stock, “Senior Stock”); and

(c) senior to the Common Stock and each other class or series of Capital Stock of the Company now existing or hereafter authorized, classified or reclassified, the terms of which do not expressly provide that such class or series ranks on a parity basis with, or senior to, the Series C Preferred Stock as to dividend rights, rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company or other Deemed Liquidation Event and redemption rights (such Capital Stock, “Junior Stock”).

The Company’s ability to issue Parity Stock and Senior Stock shall be subject in all respects to the provisions of Section 9, and the Company shall not, and shall not be permitted to, issue any Parity Stock or Senior Stock in violation thereof. The respective definitions of Parity Stock, Senior Stock and Junior Stock shall also include any securities, rights or options exercisable or exchangeable or convertible into Parity Stock, Senior Stock or Junior Stock, as the case may be.

Section 3. Definitions. As used herein with respect to Series C Preferred Stock:

“Accrued Dividends” means, as of any date, with respect to any share of Series C Preferred Stock, all Dividends that have accrued on such share through the most recent Dividend Payment Date on or prior to such date pursuant to Section 4(b), whether or not declared, but that have not, as of such date, been paid in cash.

“Affiliate” means, with respect to any specified Person, any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Anti-Corruption Laws” means, collectively, (a) the U.S. Foreign Corrupt Practices Act; (b) the UK Bribery Act 2010; and (c) any other applicable laws related to combatting bribery or corruption.

“Anti-Money Laundering Laws” means all applicable laws, rules, or regulations relating to terrorism, financial crime or money laundering, including without limitation the United States Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001, the United States Money Laundering Control Act of 1986 (18 U.S.C. §§ 1956 and 1957), the Anti-Money Laundering Act of 2020, the Money Laundering, Terrorist Financing and Transfer of Funds (Information on the Payer) Regulations 2017 as amended including pursuant to the Money Laundering and Terrorist Financing (Amendment) Regulations 2019, Proceeds of Crime Act 2002, as amended and the rules and regulations (including those issued by any governmental or regulatory authority) thereunder.

“Applicable Margin” means, with respect to any Secured Debt, the applicable interest rate, either as an increase to a base interest rate (including LIBOR or SOFR) or the stand-alone interest rate.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute

“Board” and “Board of Directors” has the meaning set forth in the recitals above.

“Borrowing Base” means the sum of (i) 85% of outstanding accounts receivable determined as of the closing of any applicable financing or refinancing of the Company or applicable Subsidiary borrower, (ii) 65% of the book value of inventory as set forth on the most recent (prior to the closing of the applicable financing or refinancing) monthly balance sheet of the Company or applicable Subsidiary borrower, and (iii) 50% of the book value of fixed assets as set forth on the most recent (prior to the closing of the applicable financing or refinancing) monthly balance sheet of the Company or applicable Subsidiary borrower.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Capital Lease” shall mean, with respect to any Person, any lease of, or other arrangement conveying the right to use, any property by such Person as lessee that has been or should be accounted for as a capital lease on a balance sheet of such Person prepared in accordance with GAAP. For the avoidance of doubt, no operating lease (as determined in accordance with GAAP) shall be considered a Capital Lease.

“Capital Lease Obligations” mean, with respect to any Person, the obligations of such Person to pay rent or other amounts under any Capital Lease, any lease entered into as part of any Sale and Leaseback or any Synthetic Lease, or a combination thereof, which obligations are (or would be, if such Synthetic Lease or other lease were accounted for as a Capital Lease) required to be classified and accounted for as Capital Leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof (or the amount that would be capitalized, if such Synthetic Lease or other lease were accounted for as a Capital Lease) determined in accordance with GAAP.

“Capital Stock” means, of any Person, any and all shares of, rights to purchase, warrants or options for, or other rights exercisable, exchangeable or convertible into equity interests, or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock.

“Certificate” has the meaning set forth in the recitals above.

“Certificate of Designation” means this Certificate of Designation of Rights, Preferences and Limitations of the Series C Preferred Stock.

“Change of Control” means: (a) a capital reorganization or reclassification of the capital stock of the Company resulting in any Person or group of Persons other than holders of the voting securities of the Company outstanding immediately prior to such transaction, becoming the holders, directly or indirectly, of more than 50% of the combined voting power of the outstanding voting securities of the Company having the right to vote for the election of members of the Board of Directors; (b) a merger, consolidation or reorganization or other similar transaction or series of related transactions, in each case which results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the outstanding voting securities of the Company having the right to vote for the election of members of the Board of Directors of the Company or such surviving or acquiring entity outstanding immediately after such merger, consolidation or reorganization; (c) the issuance by the Company of equity securities of the Company, in a single transaction or series of related transactions, representing at least 50% of the combined voting power of the outstanding voting securities of the Company having the right to vote for the election of members of the Board of Directors; or (d) the acquisition by any “person” (together with his, her or its Affiliates) or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), directly or indirectly, of the beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of outstanding shares of capital stock and/or other equity securities of the Company, in a single transaction or series of related transactions (including, without limitation, one or more tender offers or exchange offers), representing at least 50% of the combined voting power of the outstanding voting securities of the Company having the right to vote for the election of members of the Board of Directors; provided that a transaction (or series of related transactions) consisting solely of the issuance by the Company of equity securities of the Company, representing, at any and all times, less than 20% of the combined voting power of the outstanding voting securities of the Company, for cash consideration in a bona fide capital raising transaction shall not be considered a Change of Control.

“Close of Business” means 5:00 p.m. (New York City time).

“Closing Date” means [●], 2023.

“Code” shall mean the Internal Revenue Code of 1986, as amended (unless otherwise provided herein).

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company” has the meaning set forth in the recitals above.

“Contractual Obligation” means, as to any Person, any provision of any material security issued by such Person or of any material agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Disqualified Stock” means, with respect to any Person, any Equity Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (other than following the occurrence of a Change of Control or other similar event described under such terms as a “change of control,” or an “asset sale” or other disposition) (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof (other than following the occurrence of a Change of Control or other similar event described under such terms as a “change of control,” or an “asset sale” or other disposition), in whole or in part; provided that Equity Capital Stock issued to any Plan, or by any such Plan to any employees of the Company or any Subsidiary thereof, shall not constitute Disqualified Stock solely because it may be required to be repurchased or otherwise acquired or retired in order to satisfy applicable statutory or regulatory obligations.

“Dividend Payment Date” means March 31, June 30, September 30, and December 31 of each year, commencing on [●][2], 2023 (the “Initial Dividend Payment Date”); provided that if any such Dividend Payment Date is not a Business Day, then the applicable Dividend shall be payable on the Business Day immediately preceding such Dividend Payment Date.

“Dividend Payment Period” means the period from and including the applicable Issuance Date to, but excluding, the applicable Initial Dividend Payment Date and, subsequent to such Initial Dividend Payment Date, the period from and including any Dividend Payment Date to, but excluding, the next Dividend Payment Date.

“Dividend Rate” means 17.50% per annum, or such other rate as specified in Section 4(a) and/or as may be increased pursuant to Section 6(a).

“Dividend Record Date” has the meaning set forth in Section 4(d).

“Dividends” has the meaning set forth in Section 4(a).

“EBITDA” means EBITDA as reported in the Company’s quarterly financial statements published on Form 10-Q or, if not including in the Company’s quarterly financial statements, the Company’s consolidated net income or loss for such period before extraordinary items and before the cumulative effect of any change in accounting principles plus (a) the following to the extent deducted in calculating such consolidated net income or loss: (i) consolidated interest expense, (ii) all income tax expense deducted in arriving at such consolidated net income or loss, (iii) depreciation and amortization expense, (iv) non-cash impairment of assets (tangible and intangible) and related non-cash charges, (v) charges and expenses related to stock based compensation awards, (vi) net non-cash reorganization expenses and charges and (vii) other non-recurring expenses reducing such consolidated net income or loss which do not represent a cash item in such period or any future period (including losses attributable to the sale of assets other

____________________________________

[2]NTD: Most recent quarter to the closing date (i.e., if closing occurs May 22nd, June 30, 2023).

than in the Ordinary Course of Business) and minus (b) the following to the extent included in calculating such consolidated net income or loss: (x) income tax credits for such period, (y) all gains arising in relation to the sale of assets other than in the Ordinary Course of Business and (z) all non-cash items increasing such consolidated net income or loss for such period.

“Eligible Cash” shall mean, with respect to any Person, unrestricted cash and cash equivalents of such Person in each case that is on deposit in a domestic deposit account or securities account, as applicable, that is (i) established with a depositary bank that is insured by the Federal Deposit Insurance Corporation, and (ii) not subject to any Liens other than statutory liens in favor of a depository bank arising by operation of law.

“Environmental Law” means any and all applicable laws, rules, orders, regulations, statutes, ordinances, codes, decrees, or other legally binding requirements (including, without limitation, principles of common law) of any Governmental Authority, regulating, relating to or imposing liability or standards of conduct concerning pollution, the preservation or protection of the environment, natural resources or human or employee health and safety (as it relates to exposure to Materials of Environmental Concern), or the generation, manufacture, use, labeling, treatment, storage, handling, transportation or release of, or exposure to, Materials of Environmental Concern.

“Environmental Permits” shall mean any and all permits required under any Environmental Law.

“Equity Capital Stock” means Capital Stock other than any debt securities convertible into equity interests.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, the regulations promulgated thereunder and any successor thereto.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with any Person, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 or 303 of ERISA or Section 412 or 430 of the Code, is treated as a single employer under Section 414 of the Code. Any former ERISA Affiliate shall continue to be considered an ERISA Affiliate within the meaning of this definition with respect to the period such entity was an ERISA Affiliate and with respect to liabilities arising after such period for which any Person could be liable under the Code or ERISA.

“ERISA Event” shall mean (a) a “reportable event” within the meaning of Section 4043(c) of ERISA and the regulations issued thereunder with respect to any Single Employer Plan (excluding those for which the provision for 30 day notice to the PBGC has been waived by regulation in effect on the Closing Date); (b) the material failure to meet the minimum funding standard of Sections 412 or 430 of the Code or Sections 302 or 303 of ERISA with respect to any Single Employer Plan, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Single Employer Plan; (d) the termination of any Single Employer Plan or the withdrawal or partial withdrawal of any Person from any Single Employer Plan or Multiemployer Plan; (e) a determination that any Single Employer Plan is, or is expected to be, in “at risk” status

(as defined in Section 430 of the Code or Section 303 of ERISA); (f) a determination that any Multiemployer Plan is, or is expected to be, in “critical” or “endangered” status under Section 432 of the Code or Section 305 of ERISA; (g) the receipt by any Person or any of their respective ERISA Affiliates from the PBGC or a plan administrator of any notice relating to an intention to terminate any Single Employer Plan or to appoint a trustee to administer any Single Employer Plan; (h) the adoption of any amendment to a Single Employer Plan that would require the provision of security pursuant to Section 436(f) of the Code; (i) the receipt by any Person or any of their respective ERISA Affiliates of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA; (j) the material failure by any Person or any of their respective ERISA Affiliates to make a required contribution to a Multiemployer Plan; (k) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could reasonably be expected to result in material liability to any Person; (l) the imposition of a Lien pursuant to Section 430(k) of the Code or Section 303(k) of ERISA or a violation of Section 436 of the Code with respect to any Single Employer Plan; (m) the assertion of a material claim (other than routine claims for benefits) against any Plan other than a Multiemployer Plan or the assets thereof, or against any Person or any of their respective ERISA Affiliates in connection with any Plan; or (n) the occurrence of an act or omission which could give rise to the imposition on any Person or any of their respective ERISA Affiliates of any material fine, penalty, tax or related charge under Chapter 43 of the Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time; provided that for purposes of the definitions of Change of Control, “Exchange Act” means the Securities Exchange Act of 1934 as in effect on the Closing Date.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the European Union.

“Holder” means a Person in whose name the shares of the Series C Preferred Stock are registered, which Person shall be treated by the Company and Transfer Agent as the absolute owner of the shares of Series C Preferred Stock for the purpose of making payment and for all other purposes; provided that, to the fullest extent permitted by Requirements of Law, no Person that has received shares of Series C Preferred Stock in violation of the Securities Purchase Agreement or this Certificate of Designation shall be a Holder and the Transfer Agent shall not, unless directed otherwise by the Company, recognize any such Person as a Holder and the Person in whose name the shares of the Series C Preferred Stock were registered immediately prior to such transfer shall remain the Holder of such shares.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication): (i) all obligations in respect of indebtedness of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made; (iii) all reimbursement obligations of such

Person in respect of letters of credit, bankers’ acceptances or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit, bankers’ acceptances or other instruments plus the aggregate amount of drawings thereunder that have not then been reimbursed) (except to the extent such reimbursement obligations relate to trade payables and such obligations are expected to be satisfied within thirty (30) days of becoming due and payable); (iv) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; (v) all guarantees by such Person of Indebtedness of other Persons, to the extent so guaranteed by such Person; (vi) monetary obligations under any receivables factoring, receivable sales or similar transactions and all monetary obligations under any Capital Lease Obligations, tax ownership/operating lease, off-balance sheet financing or similar financing; (vii) the redemption, repayment or other repurchase amount of such Person with respect to any Disqualified Stock of such Person or (if such Person is a Subsidiary of the Company) Preferred Stock of such Subsidiary, but excluding, in each case, any accrued dividends (the amount of such obligation to be equal at any time to the maximum fixed involuntary redemption, repayment or repurchase price for such Equity Capital Stock, or if less (or if such Equity Capital Stock has no such fixed price), to the involuntary redemption, repayment or repurchase price therefor calculated in accordance with the terms thereof as if then redeemed, repaid or repurchased, and if such price is based upon or measured by the fair market value of such Equity Capital Stock, such fair market value shall be as determined in good faith by the Company) and (viii) all accrued interest, penalties, fees and premiums with respect to any obligations in clauses (i)-(vii). The Indebtedness of any Person shall include the Indebtedness of any partnership of or joint venture in which such Person is a general partner or a joint venturer.

“IRS” shall mean the U.S. Internal Revenue Service.

“Issuance Date” means, with respect to any share of Series C Preferred Stock, the date of issuance of such share.

“Junior Stock” has the meaning set forth in Section 2(c).

“Lien” means any pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, servitude, right-of-way, lien (statutory or other), mortgage, security interest, or other security arrangement and any other preference, priority, or preferential arrangement in the nature of a security interest of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any Synthetic Lease or other financing lease having substantially the same economic effect as any of the foregoing.

“Liquidation Event” means a liquidation, dissolution or winding up, voluntary or involuntary, of the Company or a Change of Control of the Company, except to the extent such Change of Control results from any Transfer by or to the Series C Investor or any of its Affiliates.

“LTM EBITDA” means EBITDA of the Company and its Subsidiaries on a consolidated basis for the most recently ended four fiscal quarters for which financial statements are available immediately preceding the date on which such LTM EBITDA is being calculated.

“Material Adverse Effect” means any circumstance or condition that would materially adversely affect (1) the business, operations, property or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, (2) the validity or enforceability as to the Company of this Certificate of Designation, (3) the ability of the Company to perform its payment obligations under this Certificate of Designation or (4) the material rights or remedies (taken as a whole) of the Holders under this Certificate of Designation.

“Materials of Environmental Concern” means any material, substance or waste that is listed, regulated, or otherwise defined as hazardous, toxic, radioactive, a pollutant or a contaminant under applicable Environmental Law, or which could give rise to liability under any Environmental Laws, including but not limited to petroleum (including crude oil or any fraction thereof), petroleum by-products, toxic mold, polychlorinated biphenyls, ureaformaldehydeinsulation, per- or poly-fluoroalkyl substances, asbestos or asbestos-containing material.

“Multiemployer Plan” shall mean a Plan that is a “multiemployer plan” as defined in Section 3(37) or Section 4001(a)(3) of ERISA.

“Non-Compliance Event” shall mean:

(i) failure by the Company and its Subsidiaries to comply with Section 9 or Section 15(a)(i)-(iii) hereof;

(ii) the Company or any Subsidiary breaches any covenant or other agreement contained in this Certificate of Designation, the Certificate or the by-laws, and such breach shall continue unremedied for a period of ten (10) Business Days after the date on which written notice thereof shall have been given to the Company by the Preferred Majority Holders;

(iii) any representation or warranty made by the Company or any of its Subsidiaries in the Securities Purchase Agreement (or in any amendment, modification or supplement thereto) or which is contained in any certificate furnished at any time by or on behalf of the Company or any of its Subsidiaries pursuant to the Securities Purchase Agreement or this Certificate of Designation shall prove to have been incorrect in any material respect on or as of the date made or deemed made and the circumstances giving rise to such misrepresentation are not altered so as to make such representation or warranty correct in all material respects by the date falling ten (10) Business Days after the date on which written notice thereof shall have been given to the Company by the Preferred Majority Holders (or, if the circumstances giving rise to such misrepresentation are not capable of alteration, on the date on which written notice thereof shall have been given to the Company by the Preferred Majority Holders);

(iv) the Company or any Subsidiary breaches any covenant or other agreement in the Securities Purchase Agreement (or in any amendment, modification or supplement thereto) and such breach shall continue unremedied for a period of ten (10) Business Days after the date on which written notice thereof shall have been given to the Company by the Preferred Majority Holders;

(v) (1) the commencement by the Company or any of its Subsidiaries of any Proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts or (B) seeking appointment of a receiver, interim receiver, receivers, receiver and manager, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Company, any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (2) the commencement against the Company or any of its Subsidiaries of any Proceeding or other action of a nature referred to in clause (1) above which (x) results in the entry of an order for relief or any such adjudication or appointment or (y) remains undismissed, undischarged, unstayed or unbonded for a period of sixty (60) days; or (3) the commencement against the Company or any of its Subsidiaries of any Proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (4) the Company or any of its Subsidiaries shall take any corporate or other organizational action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (1), (2), or (3) above; or (5) the Company or any of its Subsidiaries shall be generally unable to, or shall admit in writing its general inability to, pay its debts as they become due; or

(vi) the entry of one or more judgments or decrees against the Company or any of its Subsidiaries involving in the aggregate at any time a liability (net of any insurance or indemnity payments actually received in respect thereof prior to or within sixty (60) days from the entry thereof, or committed to be received in respect thereof in the event any appeal thereof shall be unsuccessful) in excess of $5,000,000, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof.

“Notice of Optional Redemption” has the meaning set forth in Section 6(b).

“Optional Redemption” has the meaning set forth in Section 6(a).

“Ordinary Course of Business” means an action taken by any Person in the ordinary course of such Person’s business that is consistent with the past customs and practices of such Person (including past practice with respect to quantity, amount, magnitude and frequency, standard employment and payroll policies and past practice with respect to management of working capital and the making of capital expenditures) and that is taken in the ordinary course of the normal day-to-day operations of such Person.

“Organizational Documents” means collectively, with respect to any Person, (i) in the case of any corporation, the certificate of incorporation (including any certificate of designation) or articles of incorporation and by-laws (or similar constitutive documents) of such Person, (ii) in the case of any limited liability company, the certificate or articles of formation or organization and operating agreement or memorandum and articles of association (or similar constitutive documents) of such Person, (iii) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar constitutive documents) of such Person (and, where applicable, the equity holders or shareholders registry of such Person), (iv) in the case of any general partnership, the partnership agreement (or similar constitutive document) of such Person, (v) in any other case, the functional equivalent of the foregoing, and (vi) any shareholder, voting trust or similar agreement between or among any holders of Equity Capital Stock of such Person.

“Parity Stock” has the meaning set forth in Section 2(a).

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“Permitted Transferee” means with respect to each Holder, (a) any Affiliate of such Holder and (b) with respect to any Holder that is an investment fund or a vehicle of an investment fund (or investment funds), any other investment fund or vehicle of which such Holder or an Affiliate thereof serves as the general partner or discretionary manager or advisor (so long as such investment fund or vehicle was not established for the purpose of acquiring Series C Preferred Stock) and in which such Holder or Affiliate thereof retains voting and dispositive power; provided, that a portfolio company of a Holder or its Affiliates shall not be a Permitted Transferee.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan” shall mean any “employee benefit plan” as defined in Section 3(3) of ERISA which is sponsored, maintained or contributed to by, or required to be contributed to by, the Company or any of its respective ERISA Affiliates or with respect to which the Company or any of its respective ERISA Affiliates has or could reasonably be expected to have liability, contingent or otherwise, under ERISA.

“Preferred Majority Holders” means, at any time of determination, the Holders of a majority of outstanding shares of Series C Preferred Stock, as modified by Section 9(c).

“Preferred Stock” means, as applied to the Equity Capital Stock of any corporation or company, Equity Capital Stock of any class or classes (however designated) that by its terms is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation or company, over shares of Equity Capital Stock of any other class of such corporation or company.

“Prohibited Transferees” means with respect to each Holder, any competitor of the Company and its Subsidiaries that is in the same line of business as the Company and its Subsidiaries, in each case designated in writing by the Company to the Holders from time to time; provided, that no such update shall apply retroactively to disqualify any Transfer to the extent such Transfer was made to a party (or its Affiliates) that was not a Prohibited Transferee at the time of such Transfer. For the avoidance of doubt, a Prohibited Transferee shall only include an applicable competitor operating company and its Subsidiaries and shall not include any investor in or lender to any such operating company.

“Redemption Date” means with respect to the redemption of shares of Series C Preferred Stock pursuant to this Certificate of Designation, the date set forth in the applicable Notice of Optional Redemption in accordance with Section 6(b).

“Redemption Price” has the meaning set forth in Section 6(a).

“Requirement of Law” means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, statute, ordinance, code, decree, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property or to which such Person or any of its material property is subject, including laws, ordinances and regulations pertaining to zoning, occupancy and subdivision of real properties; provided that the foregoing shall not apply to any non-binding recommendation of any Governmental Authority.

“Responsible Officer” means, as to any Person, any of the following officers of such Person: (a) the chief executive officer or the president and, with respect to financial matters, the chief financial officer, the treasurer or the controller, (b) any executive vice president or, with respect to financial matters, any treasurer or controller, who has been designated in writing to the Holders as a Responsible Officer by such chief executive officer or president or, with respect to financial matters, such chief financial officer, treasurer or controller, (c) with respect to a particular matter, any other officer, to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and (d) with respect to Section 11 and without limiting the foregoing, the general counsel.

“Restricted Party” means any Person (a) included on one or more of the Restricted Party Lists; (b) located, organized, or ordinarily resident in a jurisdiction that is the subject of country- or territory-wide sanctions (for example, Cuba, Iran, North Korea, Syria, and the Crimea, Donetsk People’s Republic, Luhansk People’s Republic, Kherson and Zaporizhzhia regions of Ukraine); (c) owned or controlled by, or acting on behalf of, any of the foregoing; (d) with whom U.S. persons are otherwise prohibited from transacting under Sanctions and Export Control Laws; or (e) with whom any of the Company or its Subsidiaries is otherwise prohibited from dealing under applicable Sanctions and Export Control Laws.

“Restricted Party Lists” means sanctioned and other restricted party lists maintained by the United Nations, the United Kingdom, the United States, or the European Union, and any other relevant jurisdiction including but not limited to the following lists: the Specially Designated Nationals and Blocked Persons List, the Foreign Sanctions Evaders List, the Sectoral Sanctions Identifications List, and any other lists administered by OFAC, as amended from time to time; the U.S. Denied Persons List, the U.S. Entity List, and the U.S. Unverified List, all administered by the U.S. Department of Commerce; the consolidated list of Persons, Groups and Entities Subject to EU Financial Sanctions, as implemented by the EU Common Foreign & Security Policy; and similar lists of restricted parties maintained by other relevant Governmental Authorities.

“Revolving Loan Agreement” shall mean that certain Loan and Security Agreement dated as of October 8, 2020 by and among Siena Lending Group LLC and the Company related parties thereto, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Sale and Leaseback” means, with respect to any Person, any arrangement to sell or transfer any real property and thereafter rent or lease such real property or other real property which such Person intends to use for substantially the same purpose or purposes as the real property being sold or transferred.

“Sale of the Company” means the first to occur of (i) any sale or transfer by the Company or its Subsidiaries of all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis, or (ii) (A) any consolidation, merger or reorganization of the Company or any of its Subsidiaries with or into any other entity or entities or (B) any sale or transfer of the Company’s or any material Subsidiaries’ equity interests by the holders thereof, as a result of which, in the case of clause (ii) (x) with respect to the Company, a Change of Control occurs or (y) with respect to any Subsidiary, would result in the acquisition by any “person” (together with his, her or its Affiliates) or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), directly or indirectly, of the beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of outstanding shares of capital stock and/or other equity securities of such Subsidiary, in a single transaction or series of related transactions (including, without limitation, one or more tender offers or exchange offers), representing at least 50% of the equity interests of such Subsidiary, more than 50% of the combined voting power of such Subsidiary or otherwise results in such Persons or group of Persons controlling such Subsidiary.

“Sanctions and Export Control Laws” means any applicable law related to (a) import and export controls, including the U.S. Export Administration Regulations; (b) economic sanctions, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the U.S. Department of State, the European Union, any European Union Member State, the United Nations, His Majesty’s Treasury of the United Kingdom, or any other jurisdiction applicable to any of the Company or its Subsidiaries; or (c) anti-boycott measures (in each case except to extent inconsistent with U.S. law).

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Debt” means Indebtedness that is secured by any Lien of any kind upon any of the propertied or assets of the Company or any Subsidiary.

“Securities Purchase Agreement” means that certain Securities Purchase Agreement dated as of March 23, 2023, by and among the Company and the purchasers party thereto.

“Senior Stock” has the meaning set forth in Section 2(b).

“Series C Investor” means the Person who, together with its investment funds, separate accounts, and other entities owned (in whole or in part), controlled, managed, and/or advised by it or its Affiliates, held on the Closing Date the majority of the Series C Preferred Stock issued on the Closing Date, together with such Holder’s investment funds, separate accounts, and other entities owned (in whole or in part), controlled, managed, and/or advised by it or its Affiliates.

“Series C Preferred Stock” has the meaning set forth in the preamble hereto.

“Single Employer Plan” shall mean any Plan that is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

“Stated Value” means, with respect to any share of Series C Preferred Stock, as of any date, $1,000 per share (adjusted as appropriate in the event of any shares or securities dividend, shares or securities sub-division, shares or securities distribution, recapitalization or combination).

“Subsidiary” means, as to any Person, any corporation, association, partnership or other business entity of which more than 50% of the Total Voting Power of shares of Equity Capital Stock or other equity interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (if any) or otherwise more than 50% of the total voting power of equity interests is at the time owned or controlled, directly or indirectly, by (i) such Person or (ii) one or more Subsidiaries of such Person.

“Synthetic Lease” means mean, as to any Person, (a) any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (i) that is accounted for as an operating lease under GAAP and (ii) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes or (b) (i) a synthetic, off-balance sheet or tax retention lease or (ii) an agreement for the use or possession of property (including a sale and leaseback), in each case under this clause (b), creating obligations that do not appear on the balance sheet of such Person but which, upon the application of the Bankruptcy Code or under any other bankruptcy or insolvency law of a foreign jurisdiction to such Person, would be characterized as the Indebtedness of such Person (without regard to accounting treatment).

“Total Leverage” means, with respect to any Company and its Subsidiaries for any period, the ratio of (a) all Indebtedness as of the end of such period, less the amount of Eligible Cash as of the end of such period to (b) LTM EBITDA for such period, in each case, determined on a pro forma basis for incurrence or refinancing of any applicable Unsecured Debt.

“Total Voting Power” shall mean, with respect to any entity, at the time of determination, the total number of votes which may be cast in the general election of directors of such entity (or, in the event the entity is not a corporation, the governing members, Board or other similar body of such entity).

“Transfer” means any direct or indirect sale, transfer, gift, assignment, exchange, mortgage, pledge, hypothecation, encumbrance or any other disposition (whether voluntary or involuntary) of any Series C Preferred Stock (or any interest (pecuniary or otherwise) therein or rights thereto) beneficially owned by a Person. In the event that any Holder that is a corporation, partnership, limited liability company or other legal entity (other than an individual, trust or estate) ceases to be controlled by the Person or group of Persons controlling such Holder or any Permitted Transferee or Permitted Transferees of such Person or group of Persons, such event shall be deemed to constitute a “Transfer” subject to the restrictions on Transfer contained or referenced herein. For the avoidance of doubt, any direct or indirect transfer, sale, assignment, exchange or any other disposition by a partner, member or other Holder to another Person, of any partnership or membership interest or other equity security of such Holder that does not result in the Person or group of Persons controlling such Holder or a Permitted Transferee or Permitted Transferees of such Person or group of Persons to cease to control such Holder, shall not be deemed to constitute a “Transfer” subject to the restrictions on Transfer contained or referenced herein.

“Transfer Agent” means the transfer agent and registrar of the Company with respect to the Series C Preferred Stock duly appointed from time to time.

“Unsecured Debt” means Indebtedness which is not secured by any Lien of any kind upon any of the properties or the assets of the Company or any Subsidiary.

“Warrant” means the warrant issued pursuant to that Warrant to Purchase Common Stock, by and between the Company and [●], dated [●], 2023.

“Withdrawal Liability” shall mean any liability to a Multiemployer Plan as a result of a “complete withdrawal” or “partial withdrawal” from such Multiemployer Plan, as such terms are defined in Section 4201(b) of ERISA.

Section 4. Dividends.

(a) Dividends. Holders shall be entitled to receive dividends of the type and in the amount determined as set forth in this Section 4 (such dividends, “Dividends”); provided that the Dividend Rate (i) shall increase by two percent (2%) upon the occurrence of, and shall remain at 19.5% (such rate, the “Default Rate”) during the continuation of, any Non-Compliance Event and (ii) may also be increased as set forth in Section 6(a).

(b) Accrual of Dividends. Dividends on each share of Series C Preferred Stock shall accrue daily at a rate equal to the Dividend Rate on the Stated Value plus any Accrued Dividends, from and including the Issuance Date of such share, whether or not declared and whether or not the Company has assets legally available to make payment thereof, as further specified below, and shall be cumulative. Dividends on the Series C Preferred Stock shall accrue on the basis of a 365-day year based on actual days elapsed. The amount of Dividends payable with respect to any share of Series C Preferred Stock for any Dividend Payment Period shall equal the sum of the daily Dividend amounts accrued in accordance with the prior sentence of this Section 4(b) with respect to such share during such Dividend Payment Period.

(c) Arrearages; Payment of Dividends.

(i) Except as described in this Section 4(c), Dividends shall be payable in cash.

(ii) Dividends shall be payable quarterly in arrears on each Dividend Payment Date, commencing on the first Dividend Payment Date following the Issuance Date of such share, and shall be paid in cash if, as and when authorized by the Board, or any duly authorized committee thereof, and declared by the Company, to the extent not prohibited by Requirements of Law.

(iii) If the Company fails to declare and pay pursuant to this Section 4(c) a full Dividend in cash on the Series C Preferred Stock on or prior to any Dividend Payment

Date, then the amount of the unpaid portion of such Dividend shall automatically be added to the amount of Accrued Dividends on such share on the applicable Dividend Payment Date without any action on the part of the Company or any other Person.

(d) Record Date. The record date for payment of Dividends on any relevant Dividend Payment Date will be the Close of Business on the fifteenth (15th) day of the calendar month that contains the relevant Dividend Payment Date (each, a “Dividend Record Date”), whether or not such day is a Business Day.

Section 5. Liquidation Rights.

(a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the Holders shall be entitled, out of assets legally available therefor, before any distribution or payment out of the assets of the Company may be made to or set aside for the holders of any Junior Stock, and subject to the rights of the holders of any Senior Stock or Parity Stock issued in accordance with this Certificate of Designation and the rights of the Company’s existing and future creditors, to receive in full a liquidating distribution in cash and in the amount per share of Series C Preferred Stock equal to the Redemption Price as of the date of such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company. Holders shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company after receiving in full what is expressly provided for in this Section 5, and will have no right or claim to any of the Company’s remaining assets.

(b) Partial Payment. If in connection with any distribution described in Section 5(a) above, the assets of the Company or proceeds therefrom are not sufficient to pay in full the aggregate liquidating distributions required to be paid pursuant to Section 5(a) to all Holders and the liquidating distributions payable to all holders of any Parity Stock issued in accordance with this Certificate of Designation, the amounts distributed to the Holders and to the holders of all such Parity Stock shall be paid pro rata in proportion to the respective aggregate liquidating distributions to which they would otherwise be entitled Section 5(a) if all amounts payable with respect thereto were paid in full.

Section 6. Redemption at the Option of the Company; Redemption at the Option of the Holder; Other Repurchases.

(a) Optional Redemption. Subject to the provisions of this Section 6, the Company, at its option, may redeem for cash all or a portion of the outstanding shares of Series C Preferred Stock (each, an “Optional Redemption”) at a price per share of Series C Preferred Stock (the “Redemption Price”) equal to the sum of (i) the Stated Value per share of Series C Preferred Stock to be redeemed plus (ii) an amount equal to the Accrued Dividends with respect to such share plus (iii) accrued and unpaid dividends since the most recent Dividend Payment Date with respect to such share as of the applicable Redemption Date. The Company shall not be required to redeem any shares of Series C Preferred Stock at any time other than pursuant to Section 6(d); provided, that, if the Company has not redeemed all of the outstanding shares of Series C Preferred Stock in full in cash on or prior to the 48-month anniversary of the Closing Date, the then-applicable Dividend Rate (which, for the avoidance of doubt, may be the Default Rate,) shall increase by adding 0.5% (i.e., 18.0%, 18.5%, etc.) to such Dividend Rate (or Default Rate, as applicable) for each quarter after such anniversary until the Company redeem all of the outstanding shares of Series C Preferred Stock in full in cash.

(b) Exercise of Optional Redemption. If the Company elects to effect an Optional Redemption, the Company shall send to the Holders a written notice in accordance with Section 16 (i) notifying the Holders of the election of the Company to redeem all shares of Series C Preferred Stock and the Redemption Date, and (ii) stating the place or places at which the shares of Series C Preferred Stock shall, upon presentation and surrender of the certificates evidencing such shares of Series C Preferred Stock, be redeemed (and other instructions a Holder must follow to receive payment), and the Redemption Price therefor (such notice, a “Notice of Optional Redemption”). The Redemption Date selected by the Company shall be no less than ten (10) Business Days and no more than thirty (30) Business Days after the date on which the Company provides the Notice of Optional Redemption to the Holders. The Notice of Optional Redemption shall state the Redemption Date selected by the Company. Any full or partial redemption of shares of Series C Preferred Stock pursuant to Section 6(a) shall be on a pro rata basis from the Holders based on the Redemption Price of Capital Stock held by them.

(c) Effect of Redemption. Upon surrender, in accordance with said notice, of the certificates, if any, for the Series C Preferred Stock (to the extent applicable, properly endorsed or assigned for transfer, if the Company shall so require and the notice shall so state), such shares shall be redeemed by the Company by payment of the applicable Redemption Price in full in cash to the Holder thereof on the applicable Redemption Date (of if such the certificate (if any) for such shares of Series C Preferred Stock is not surrendered on the applicable Redemption Date, on the date of surrender of such certificate). To the fullest extent permitted by law, if any shares of Series C Preferred Stock are not redeemed on the applicable Redemption Date by payment in full in cash (or such amounts have not been irrevocably deposited or set aside for payment in full in cash) of the applicable Redemption Price to the Holder thereof, for any reason, all such unredeemed shares shall remain outstanding and entitled to all of the designations, rights, preferences, powers, restrictions and limitations of the Capital Stock set forth in this Certificate of Designation, including the right to accrue and receive any Dividends thereon as provided in Section 4 until the date on which the Company actually redeems and pays in full the Redemption Price for such shares. The Company shall reasonably promptly issue new certificates, as applicable, to reflect any unredeemed shares of Series C Preferred Stock.

(d) Redemption at the Option of the Holders. At any time from and after the sixth (6th) anniversary of the Closing Date, if any shares of Series C Preferred Stock remain outstanding, the Holders (by action of the Preferred Majority Holders) shall have the right to require the Company redeem all, but not less than all, of the then-outstanding shares of Series C Preferred Stock in full in cash for a price equal to the then-applicable Redemption Price calculated in accordance with Section 6(a). If the Holders (as determined by the Preferred Majority Holders) elect to exercise their Redemption Demand rights, the Holders shall send to the Company a written notice in accordance with Section 16 (any such notice, a “Redemption Demand”). If the Company (i) does not redeem the shares of Series C Preferred Stock by payment in full in cash of the Redemption Price for such shares, calculated as of the date the Company redeems such shares, for any reason, on or prior to the date that is six (6) months after the delivery of the Redemption Demand and (ii) the Board, or any duly authorized committee thereof, recommends a Sale of the

Company, each share of Series C Preferred Stock shall thereafter have the right to vote on such Sale of the Company and, except as otherwise provided by law, the Holders of Series C Preferred Stock and the holders of Common Stock shall vote together as a single class with the Holders of Series C Preferred Stock being entitled to a cast a number of vote per share of Series C Preferred Stock equal to the quotient of: (i) ten percent (10%) of the Total Voting Power of all outstanding voting shares of the Company (subject to such aggregate voting rights of the Series C Preferred Stock not exceeding 19.99% of the Total Voting Power of the Company as of Closing Date when combined with the voting rights of any shares of Common Stock acquired upon exercise of the Warrant) and (ii) the number of outstanding shares of Series C Preferred Stock.

(e) Repurchases or Other Acquisitions. The Company and its Subsidiaries shall not redeem, repurchase or otherwise acquire any shares of Series C Preferred Stock other than through procedures open to all Holders on a pro rata basis in accordance with customary procedures to be agreed between the Company and the Preferred Majority Holders.

(f) Status of Shares. Shares of Series C Preferred Stock redeemed, repurchased or otherwise acquired in accordance with this Section 6, shall return to the status of and constitute authorized but unissued shares of Preferred Stock, without classification as to series until such shares are once more classified as a particular series by the Board pursuant to the provisions of the Certificate. For the avoidance of doubt, any subsequent classification of Preferred Stock redeemed, repurchased or otherwise acquired pursuant to this Section 6 shall be subject to the limitations set forth in Section 9(b)(iii) hereof.

Section 7. Deemed Liquidation.

(a) Generally. In the event of the occurrence of (i) a Change of Control or (ii) any voluntary or involuntary bankruptcy, liquidation, dissolution or winding up of the Company or any material Subsidiary (each of (i) and (ii), a “Deemed Liquidation Event”), the Company shall redeem all of the outstanding shares of Series C Preferred Stock on the applicable date of a Deemed Liquidation Event (the “Deemed Liquidation Date”), for cash, to the extent permitted by law, at a price per share of Series C Preferred Stock equal to the applicable Redemption Price on such Deemed Liquidation Date; provided that in the case of any event specified in clause (ii) of the definition of Deemed Liquidation Event, all shares of Series C Preferred Stock outstanding held by the Holders shall be automatically and immediately subject to redemption at the applicable Redemption Price. If on the Deemed Liquidation Date the Company is not so permitted by law to redeem all of the outstanding shares of Series C Preferred Stock, then the Company shall redeem such shares to the fullest extent permitted by law on a pro rata basis from the Holders based on the Redemption Price of shares of Series C Preferred Stock held by them. Any shares of Series C Preferred Stock that are not redeemed pursuant to the immediately preceding sentence shall remain outstanding and entitled to all of the designations, rights, preferences, powers, restrictions and limitations of the shares of Series C Preferred Stock set forth herein, including the right to continue to accrue and receive Dividends as set forth in Section 4; provided that such redemption shall not be required in connection with a Deemed Liquidation Event where the shares of Series C Preferred Stock are purchased (at the then applicable Redemption Price) for cash by any Person other than the Company in connection with such Deemed Liquidation Event.

(b) Deemed Liquidation Mechanics.

(i) In the event that, pursuant to Section 7(a), the Company is required to redeem the shares in connection with a Deemed Liquidation Event, at least five (5) Business Days prior to any anticipated Deemed Liquidation Event, the Company shall send a notice to each of the Holders, which shall state that (A) the Deemed Liquidation Event is expected to occur and that the shares of Series C Preferred Stock are expected to be redeemed pursuant to this section and that all such shares will be redeemed, in each case, subject to the occurrence of such Deemed Liquidation Event; (B) the expected Redemption Price; and (C) the expected Deemed Liquidation Date.

(ii) On or before any Deemed Liquidation Date, the Company shall, to the extent permitted by law, redeem the shares of Series C Preferred Stock and pay the applicable Redemption Price to the account(s) designated by the Holder(s) of such shares.

(iii) Upon payment in full of the amounts owing under Section 7(a) to any Holder that has its shares of Series C Preferred Stock redeemed, the Dividends with respect to such shares shall cease to accrue after the date of such payment in full and all rights with respect to such redeemed shares shall forthwith terminate.

(iv) From and after the Close of Business on the Deemed Liquidation Date or, with respect to all shares of Series C Preferred Stock not redeemed on such date, the date on which such shares are redeemed following the Deemed Liquidation Date, as contemplated in Section 7(a), which shares of Series C Preferred Stock shall be deemed to be redeemed on the date on which the Company sends payment in full therefor, in cash, as provided in Section 7(a), to the Holders being so redeemed (each a “Delayed Deemed Liquidation Date”), all rights of the Holders being so redeemed shall cease with respect to such shares on such Deemed Liquidation Date or Delayed Deemed Liquidation Date, as applicable, and such shares shall not thereafter be transferred on the books of the Company or be deemed to be outstanding for any purpose whatsoever. Any shares of Series C Preferred Stock not redeemed in full in cash on the applicable Deemed Liquidation Date shall continue to accrue Dividends at the Default Rate until the date of payment in full in cash on the applicable Delayed Deemed Liquidation Date.

Section 8. Transfer of Series C Preferred Stock.

(a) Subject to compliance with applicable U.S. federal and state Requirements of Law governing the Transfer of securities, at any time, shares of the Series C Preferred Stock shall be transferable by the Holders (i) to any Permitted Transferee or (ii) to any Person with the prior consent of the Board, and the Company shall recognize and register any such Transfer on its books. From and after the fifth (5th) anniversary of the Closing Date, shares of Series C Preferred Stock shall be transferable by the Holders to any Person who is not a Prohibited Transferee and the Company shall recognize and register any such Transfer on its books; provided, that, except as otherwise agreed by the Board, upon any such Transfer to a Person who is not a Permitted Transferee, (x) any Series C Designee or Series C Observer shall immediately resign from the Board, (y) such transferee shall not have the right to designate a Series C Designee or Series C Observer as set forth in Section 10 below or to unliterally or join with other Holders in delivering a Redemption Demand pursuant to Section 6(d); provided, that such transferee shall not be counted in determining the Preferred Majority Holders for purposes of making a Redemption Demand (but not for any other purpose pursuant to Section 6), and (z) the Board protective provisions as set forth in Section 9(c) below shall be null and void. In addition, upon any Transfer to a Person which is not a Permitted Transferee, the Series C Investor shall, and shall cause such transferee to, agree with the Company to amend this Certificate of Designation to eliminate Section 9(c) and Section 10 of this Certificate of Designation and to take all required actions to file such amendment with the Delaware Secretary of State. Any Transfer not in accordance with this Section 8(a) shall be void ab initio.

(b) The Company shall use its commercially reasonable efforts to cooperate with the Holders of the Series C Preferred Stock in connection with any Transfer to be consummated in accordance with this Section 8, including providing reasonable and customary information (i) in connection with any such Holder’s marketing efforts or any such potential transferee’s due diligence (subject to customary confidentiality restrictions) or (ii) in order to comply with applicable U.S. federal and state Requirements of Law governing the Transfer of securities.

(c) Notwithstanding anything to the contrary in this Certificate of Designation, the following shall not be considered a Transfer: (i) the incurrence of any Lien on or grant of any indirect or direct interest in the Company of any Holder with respect to its Series C Preferred Stock provided in favor of back-leverage lenders or other financing sources to such Holder and (ii) a direct or indirect voluntary or involuntary sale, assignment, transfer, gift, surrender for cancellation, exchange, pledge or other disposition, or the direct or indirect grant, transfer or other disposition in connection with the foreclosure, acceptance of an assignment in lieu of foreclosure or other exercise of remedies or enforcement action with respect to such Liens or interests incurred in accordance with the foregoing clause (i) pursuant to which all or any portion of such Series C Preferred Stock is directly or indirectly transferred, sold or assigned to such back-leverage lenders or other financing sources, the agents designated by such lenders or financing sources or designees of such lenders or financing sources, it being understood that upon such Transfer, any such lender or financing source, such agents, or such designees, as applicable, shall thereafter be a Holder for all purposes of this Certificate of Designation.

Section 9. Voting; Protective Provisions.

(a) Voting. Except as expressly set forth herein (including Section 6(d)) or required by applicable law, the Series C Preferred Stock shall be non-voting. On any matter on which Holders are entitled to vote, the Holders shall vote separately as a single class with respect to the Series C Preferred Stock, in person or by proxy, at a meeting called for such purpose or by written consent without a meeting. Each Holder of Series C Preferred Stock will have one vote per share of Series C Preferred Stock on any matter on which Holders of Series C Preferred Stock are entitled to vote. The approval of any matter or action by the Holders under this Certificate of Designation, unless otherwise specified, shall require the affirmative vote or consent of the Preferred Majority Holders.

(b) Preferred Protective Provisions. So long as any Series C Preferred Stock is outstanding, the Company will not, and will cause its Subsidiaries not to, either directly or indirectly (whether or not such approval is required pursuant to the DGCL), do any of the following without the affirmative vote or written consent of the Preferred Majority Holders, constituting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent shall be null and void ab initio and of no force or effect:

(i) amend, alter, waive or repeal any provisions of the Company’s Organizational Documents in a manner that adversely affects the rights, preferences, privileges or power of the Series C Preferred Stock (for the avoidance of doubt, the filing in accordance with applicable law of a certificate of designations or any similar document setting forth or changing the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications or other terms of any class or series of stock of the Company shall be deemed an amendment to the Company’s Organizational Documents);

(ii) increase the authorized number of the Series C Preferred Stock;

(iii) create, authorize or issue (by reclassification or otherwise) additional shares of Series C Preferred Stock, any Parity Stock, any Senior Stock (including, for the avoidance of doubt, any voting Preferred Stock or non-voting Preferred Stock, as such terms are defined in the Certificate) or any securities, options or rights convertible or exchangeable into, or exercisable for the foregoing;

(iv) declare, pay or set aside for payment any dividend or distribution, or redeem or acquire any Capital Stock of the Company, other than Dividends on the Series C Preferred Stock;

(v) create, incur, assume or refinance or have its direct or indirect Subsidiaries create, incur, assume or refinance any Secured Debt (which shall include issuing letters of credit), other than Secured Debt (A) (1) not to exceed 110% of the applicable Borrowing Base and which would not increase the Applicable Margin in a manner that would result in the total yield on such Secured Debt being more than three percentage points per annum higher than the Applicable Margin set forth in the Revolving Loan Agreement in effect as of the Closing Date; (B) in respect of Capital Lease Obligations and purchase money obligations in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding; (C) incurred in the Ordinary Course of Business or (D) statutory liens of landlords, mechanics, materialmen, workmen, warehousemen and other similar persons arising or incurred in the Ordinary Course of Business;

(vi) create, incur, assume or refinance or have its direct or indirect Subsidiaries create, incur, assume or refinance any Unsecured Debt, except Unsecured Debt (A) incurred in the Ordinary Course of Business, (B) in an aggregate amount under this clause (vi) of less than $3,000,000, the proceeds of which are used for general corporate overhead expenses, including professional fees and expenses and other operational expenses of the Company related to the ownership or operation of the business of the Company or any of its Subsidiaries; or (C) if (x) (1) incurrence of such Unsecured Debt is approved by the majority of the Board and (2) the Total Leverage (pro forma for such incurrence of Unsecured Debt) is less than 2.5 and (y) the proceeds from such incurrence of Unsecured Debt are used first to repay the Series C Preferred Stock;

(vii) (A) create, or hold Capital Stock in, any direct or indirect Subsidiary that is not wholly owned (either directly or through one or more other direct or indirect Subsidiaries) by the Company, (B) permit any direct or indirect Subsidiary to create, or authorize the creation of, or issue or obligate itself to issue, any shares of any class or series of Capital Stock, (C) sell, transfer or otherwise dispose (by way of merger, consolidation or otherwise) of any Capital Stock of any direct or indirect Subsidiary of the Company, or (D) permit any direct or indirect Subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such Subsidiary;

(viii) permit any Liquidation Event or Deemed Liquidation Event unless the Holders of Series C Preferred Stock actually receive proceeds of at least equal to 1.2x the Stated Value; or

(ix) enter into any agreement or make any commitment to do or take any action described in this Section 9(b).

(c) Board Protective Provisions. So long as any Series C Preferred Stock is outstanding and subject to the terms of Section 8(a), the Company will not, and will cause its Subsidiaries not to, either directly or indirectly (whether or not such approval is required pursuant to the DGCL), do any of the following without the affirmative vote or written consent of the majority of the Board, which such majority must include the Series C Designee (as defined below);

(i) enter into any joint venture or other similar transaction outside the Ordinary Course of Business;

(ii) negotiate or conduct any acquisition of any business (whether by stock or asset purchase, merger, consolidation or otherwise) other than acquisitions with an aggregate purchase price payable less than or equal to $10,000,000;

(iii) make any investment in any Person (or group of related Persons) other than investments in Subsidiaries or investments with an aggregate investment commitment of less than or equal to $10,000,000;

(iv) enter into, amend, make any material changes to or waive any material rights under any transaction between the Company or any of its Subsidiaries, on the one hand, and any officer, director, employee or equity holder (of any Affiliates of such Person) or any Affiliate of the Company of any of its Subsidiaries, on the other hand;

(v) conduct any disposal of assets in excess of $10,000,000, other than non-core assets or disposals in the Ordinary Course of Business;

(vi) enter into any new lines of business, other than those relating to (A) the current line of business of the Company and its Subsidiaries or (B) additional lines of business of the Company or its Subsidiaries approved under the rights contained in this Section 9;

(vii) hire, fire or change the auditor without replacing the auditor with a nationally recognized audit firm; or

(viii) enter into any agreement or make any commitment to do or take any action described in this Section 9(c);

For the avoidance of doubt, the breach of any of the foregoing covenants contained in this Section 9 shall be a Non-Compliance Event.

Section 10. Board Designation Rights.

(a) Director Designation Rights. For so long as the Series C Investor continues to hold the Series C Preferred, the Series C Investor shall be entitled to designate for recommendation by the Nominating and Corporate Governance Committee to the Board and, upon such recommendation, nomination by the Board, one (1) director from time to time as set forth below (any individual designated by the Series C Investor, the “Series C Designee”), and one (1) observer (the “Series C Observer”).

(b) Series C Designee. As soon as reasonably practicable following the Closing, the size of the Board shall be increased by one member and the Board shall appoint such individual designated in writing by the Series C Investor as the initial Series C Designee (the “Initial Series C Designee”) to fill a vacancy on the Board as a Class III director.

(c) Series C Observer. As soon as reasonably practicable following the Closing, the Board shall appoint such individual designated in writing by the Series C Investor as the initial Series C Observer. The Company shall permit the Series C Observer to attend and participate (in the capacity of a non-voting observer) in all meetings of the Board and any of its committees (save for meetings of any committee that is required to be composed solely of independent directors), whether in person, by telephone or otherwise. The Company shall provide the Series C Observer the same notice of all such meetings and copies of all materials distributed to members of the Board and any of its committees, as applicable, concurrently with provision of such notice and materials to the Board and any of its committees, as applicable; provided, however, that the Series C Observer (i) shall hold all information and materials disclosed or delivered to the Series C Observer in confidence and (ii) may be excluded from access to any material or meeting or portion thereof if the Board determines in good-faith, with advice from legal counsel, that such exclusion is reasonably necessary to preserve the attorney-client privilege or if the Series C Observer’s access or attendance could materially and adversely affect the Board’s fiduciary duties.

(c) Compliance with Nominating Guidelines. Each Series C Designee, including the Initial Series C Designee, shall comply with the requirements of the charter for, and related guidelines of, the Nominating and Corporate Governance Committee of the Board, and the Company bylaws.

(d) Additional Obligations. The Company agrees to take all necessary actions to cause the individual designated in accordance with this Section 10, to be included in the slate of nominees to be elected to the Board at the next annual or special meeting of stockholders of the Company at which directors are to be elected, in accordance with the Company’s certificate of incorporation and bylaws and the Delaware General Corporation Law, and at each annual meeting of stockholders of the Company thereafter at which Class III directors are up for election, and to recommend that the Company’s stockholders vote affirmatively for each such nominee.

(e) Vacancies of Series C Designee. In the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal of any Series C Designee, the Company shall take at any time and from time to time all necessary action to cause the vacancy created thereby to be filled in accordance with the terms hereof as promptly as practicable by a new Series C Designee designated by the Series C Investor to the Board seat that has become vacant.

(f) Benefits. During the period that Series C Designee is a director of the Board, such director shall be entitled to the same compensation and benefits as any other non-employee director of the Board, including cash and non-cash compensation for director service and benefits under any director and officer indemnification or insurance policy maintained by the Company.

Section 11. Information Rights and Inspection Rights.

(a) The Company shall provide to the Holders, or promptly give written notice to the Holders of, in form and detail reasonably satisfactory to the Holders, the following:

(i) as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Company, a copy of the consolidated balance sheet of Company and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income or operations, changes in stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of Grant Thornton LLP or any other independent certified public accounting firm of nationally recognized standing reasonably acceptable to the Holders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

(ii) as soon as available, but in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company, a copy of the consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter and the related consolidated statements of income or operations, changes in stockholders’ equity and cash flows for such fiscal quarter and the portion of the fiscal year through the end of such fiscal quarter, setting forth in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Company as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of the Company and its Subsidiaries in accordance with GAAP (subject only to normal year-end audit adjustments and the absence of footnotes);

(iii) as soon as available, but in any event within thirty (30) days after the end of each of the first two (2) months of each fiscal quarter of the Company, a copy of the consolidated balance sheet of the Company and its Subsidiaries as of the end of such month and the related consolidated statements of income or operations, changes in stockholders’ equity and cash flows for such month and for the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the corresponding month of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Company;

(iv) as soon as available, and in any event within thirty (30) days after the end of each fiscal year of the Company, a budget in form reasonably satisfactory to the Holders (including budgeted statements of income for each of the Company’s and its Subsidiaries’ business units and sources and uses of cash and balance sheets) prepared by the Company for (x) each fiscal quarter of such fiscal year prepared in detail and (y) each fiscal year in the five (5) years immediately following such fiscal year prepared in summary form, in each case, of the Company and its Subsidiaries, with appropriate presentation and discussion in reasonable detail of the principal assumptions upon which such budget is based, accompanied by a certificate of a Responsible Officer certifying that such budget is a reasonable estimate for the period covered thereby;

(v) concurrently with the delivery of the financial statements pursuant to Section 11(a)(i) and Section 11(a)(ii), a copy of management’s discussion and analysis of the financial condition and results of operations of the Company and its Subsidiaries for such fiscal quarter or fiscal year, as compared to the previous fiscal quarter or fiscal year, as applicable, and the portion of the projections covering such periods (including commentary on (x) any material developments or proposals affecting the Company and its Subsidiaries or their businesses and (y) the reasons for any significant variations from the projections for such period and the figures for the corresponding period in the previous fiscal year);

(vi) promptly after any request by the Holders, copies of any detailed audit reports, management letters or recommendations submitted to the Board (or the audit committee of the Board) of the Company or its Subsidiaries by independent accountants in connection with the accounts or books of the Company or its Subsidiaries or any audit of any of them;

(vii) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Company, and copies of all annual, regular, periodic and special reports and registration statements which the Company may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act, or with any national securities exchange, and in any case not otherwise required to be delivered to the Holders pursuant hereto;

(viii) promptly after the same are available, copies of any Borrowing Base certificates delivered under the Revolving Loan Agreement;

(ix) promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of the Company or its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Holders pursuant to this Certificate of Designation;

(x) as soon as available, but in any event within thirty (30) days after the end of each fiscal year of the Company, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for the Company and its Subsidiaries and containing such additional information as the Holders may reasonably specify;

(xi) promptly, and in any event within five (5) Business Days after receipt thereof by the Company or any of its Subsidiaries, copies of each notice or other correspondence received from the SEC (or any comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of the Company or any Subsidiary;

(xii) promptly, and in any event within five (5) Business Days after receipt thereof by the Company or its Subsidiaries, copies of all notices, requests and other documents (including amendments, waivers and other modifications) received under or pursuant to any instrument, indenture, loan or credit or similar agreement regarding or related to any breach or default by any party thereto or any other event that could materially impair the value of the interests or the rights of the Company or its Subsidiaries and, from time to time upon request by the Holders, such information and reports regarding such instruments, indentures and loan and credit and similar agreements as the Holders may reasonably request;

(xiii) promptly, (x) such additional information regarding the business, financial, legal or corporate affairs of the Company or its Subsidiaries, or compliance with the terms of this Certificate of Designation or the Securities Purchase Agreement as any Holder may from time to time reasonably request and (y) information and documentation reasonably requested by any Holder for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act or other applicable Anti-Money Laundering Laws;

(xiv) within five Business Days after the same are filed, copies of all registration statements and any amendments and exhibits thereto, which the Company may file with the SEC or any successor or analogous Governmental Authority;

(xv) a copy of any material notice provided to the lenders or any other creditors under the Revolving Loan Agreement or to any other holder of debt securities in respect thereof at the same time as such lenders or other creditors receive such notice;

(xvi) subject to a customary confidentiality agreement, promptly upon request by the Series C Investor, any information regarding the Company provided to the Board;

(xvii) as soon as possible after a Responsible Officer of the Company knows thereof, the occurrence of any Non-Compliance Event;

(xviii) as soon as possible after a Responsible Officer of the Company knows thereof, any default or event of default under any Contractual Obligation of the Company or any of its Subsidiaries, other than as previously disclosed in writing to the Holders;

(xix) as soon as possible after a Responsible Officer of the Company knows thereof, any development or event that has had, or could reasonably be expected to have, a Material Adverse Effect, including without limitation (A) any breach or non-performance of, or any default under, a Contractual Obligation of the Company or its Subsidiaries; (B) any dispute, Proceeding or suspension between the Company or its Subsidiaries and any Governmental Authority; (C) the commencement of, or any material development in, any Proceeding affecting the Company or its Subsidiary or (D) any Proceeding by any Governmental Authority against the Company or any Subsidiary in relation to alleged or potential violations of Anti-Corruption Laws, Anti-Money Laundering Laws, or Sanctions and Export Control Laws ;

(xx) as soon as possible after a Responsible Officer of the Company knows or has reason to know there thereof, the occurrence of any of the following events: (A) any ERISA Event with respect to the Company or any of its Subsidiaries, (B) the adoption of any new Single Employer Plan by the Company or any of its Subsidiaries or any of their respective ERISA Affiliates, (C) the adoption of an amendment to a Single Employer Plan if such amendment results in a material increase in benefits or unfunded liabilities or (D) the commencement of contributions by the Company or any of its Subsidiaries or any of their respective ERISA Affiliates to a Multiemployer Plan or Single Employer Plan other than any Single Employer Plan in existence as of the Closing Date, which, in the case of each of the foregoing clauses (A) through (D), shall specify the nature thereof, what action the Company or such Subsidiary, as applicable, or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the IRS, the Department of Labor or the PBGC with respect thereto;

(xxi) promptly after the occurrence thereof, any material change in accounting policies or financial reporting practices by the Company or any Subsidiary thereof;

(xxii) promptly after the occurrence thereof, any Liquidation Event or Deemed Liquidation Event;

(xxiii) promptly after the assertion or occurrence thereof, notice of any action or Proceeding against, or of any noncompliance by, the Company or any of its Subsidiaries in respect of or with any Environmental Law or Environmental Permit that could (i) reasonably be expected to result in a Material Adverse Effect or (ii) cause any property used by the business to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law;

(xxiv) promptly after the occurrence thereof, the termination (other than in accordance with its terms) or amendment in any manner materially adverse to the interests of the holders of any material contract;

(xxv) promptly after the occurrence thereof, any breach under the Securities Purchase Agreement;

(xxvi) as soon as possible after the Company or any Subsidiary (including any Responsible Officer thereof) knows, or has reason to believe that, any of the representations and warranties set forth in Section 3.14 or Section 3.17 of the Securities Purchase Agreement are no longer true, complete or accurate; and

(xxvii) subject to clause (b) below, such additional financial and other information regarding the Company as the Series C Investor may from time-to-time reasonably request.

(b) Each notice pursuant to Section 11(a) shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company has taken or proposes to take with respect thereto. Each notice pursuant to Section 11(a) shall describe with particularity any and all provisions of this Certificate of Designation and any other related document (including the Securities Purchase Agreement) that have been breached.

(c) The Company and its Subsidiaries shall (i) maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and any of its Subsidiary, as the case may be; and (ii) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Company or any of its Subsidiary, as the case may be. The Company shall permit the Holders (and their respective representatives) to visit and inspect any of its properties and examine its corporate, financial and operating records, and to make copies thereof or abstracts therefrom, and to discuss its and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, in each case at any reasonable time, upon reasonable notice, and as often as may reasonably be desired; provided that representatives of the Company may be present during any such visits, discussions and inspections; provided, further that if the Company is in material breach of any provision of this Certificate of Designation (including following any Non-Compliance Event), Holders (or any of their representatives) may do any of the foregoing at the expense of the Company at any time during normal business hours as often as may be desired and without advance notice.

(d) Documents required to be delivered pursuant to this Section 11 may at the Company’s option be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet at the website address specified by written notice to the Holders from time to time; or (ii) on which such documents are posted on the Company’s behalf on an Internet website or virtual data site to which each Holder has access (whether a commercial or third-party website); provided, that the Company shall notify the Holders of the posting of any information on in such website virtual datasite.

Section 12. Transfer Agent. The Transfer Agent shall initially be Computershare Trust Company, N.A. The Company may, in its sole discretion, appoint any other Person to serve as Transfer Agent for the Series C Preferred Stock and thereafter may remove or replace such other Person at any time. Upon any such appointment or removal, the Company shall send notice thereof to the Holders.

Section 13. Replacement Certificates. If physical certificates evidencing the Series C Preferred Stock are issued, the Company shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Transfer Agent. The Company shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Company and the Transfer Agent of evidence satisfactory to the Company and the Transfer Agent that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Transfer Agent and the Company.

Section 14. Taxes.

(a) Withholding. The Company shall be entitled to deduct and withhold taxes on all payments and distributions (or deemed distributions) on the Series C Preferred Stock to the extent required by applicable law. To the extent that any amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes of this Certificate of Designation as having been paid to the Person in respect of which such deduction or withholding was made. In the event the Company previously remitted any amounts to a Governmental Authority on account of taxes required to be deducted or withheld in respect of any payment or distribution (or deemed distribution) with respect to a share of Series C Preferred Stock, the Company shall provide evidence of such remittance to such Person in respect of which such remittance was made and be entitled (i) to offset any such amounts against any amounts otherwise payable in respect of such share of Series C Preferred Stock or (ii) to require the Person in respect of whom such deduction or withholding was made to reimburse the Company for such amounts (and such Person shall promptly so reimburse the Company upon demand).

(b) Transfer Taxes. The Company shall pay any and all documentary, stamp and similar issue or transfer tax (“Transfer Tax”) due on the issue of shares of Series C Preferred Stock or certificates representing such shares or securities. However, the Company shall not be required to pay any Transfer Tax imposed on any Person other than the Holder that may be payable in respect of the issue or delivery (or any transfer involved in the issue or delivery) of Series C Preferred Stock to a Person other than the Holder, and no such issue or delivery shall be made unless and until such Person requesting such issue or delivery has paid or reimbursed the Company the amount of any such Transfer Tax (to the extent the Company bore such Transfer Tax) or has established to the satisfaction of the Company that such Transfer Tax has been paid or is not payable.

(c) Tax Status. The Company covenants and agrees to use commercially reasonable efforts to (i) avoid becoming a United States real property holding corporation within the meaning of Code Section 897 (“USRPHC”), (ii) monitor whether it is likely to become a

USRPHC, and (iii) provide a written notice to each Holder at least twenty (20) business days prior to any event, as a result of which, the Company expects to be determined as a USRPHC while such Holder owns an equity interest in the Company. For the avoidance of doubt, the Company may rely on the advice of an accounting firm of national standing in determining whether it is a USRPHC. At any Holder’s request from time to time, the Company shall promptly provide to the requesting Holder a statement in accordance with Treasury regulations Section 1.897-2(h)(1) where it determines the interest being sold is not a United States real property interest within the meaning of Code Section 897. The Company also covenants and agrees to not, either directly or indirectly by amendment, merger, consolidation or otherwise, change the entity classification of the Company from a corporation to a partnership for U.S. federal income tax purposes.

(d) Tax Treatment. The Company and each Holder (i) shall treat the Series C Preferred Stock as stock that is not “preferred stock” within the meaning of Section 305 of the Code and the Treasury Regulations issued thereunder, (ii) agree that no Purchaser shall be required to include in income as a dividend (including any deemed dividends) for U.S. federal, state, and local income tax purposes any income or gain in respect of the Series C Preferred Stock unless and until dividends are declared and paid in cash in respect of such Series C Preferred Stock and (iii) shall not treat any portion of the proceeds received by any Holder from a redemption or a sale of the Series C Preferred Stock as a dividend for U.S. federal income tax purposes under Section 302 of the Code or otherwise (together the “Tax Treatment”). The Company and each Holder shall not take positions or actions inconsistent with the Tax Treatment, including on any IRS Form 1099, unless otherwise required pursuant to a final “determination” as defined under Section 1313(a) of the Code or if the Company or a Holder concludes, after consultation with its applicable tax advisors, that a change in applicable Law after the Closing would cause the intended Tax Treatment to not qualify for a “more likely than not” confidence level, in which case the applicable party shall deliver written notice of such conclusion and the legal basis therefor to the other parties, and each such other party shall have a reasonable period to notify the applicable party if it agrees or disagrees with such conclusion and the legal basis therefor; provided, the Company and Holders shall cooperate to resolve any such disagreement in good faith.

Section 15. Compliance with Economic Sanctions, Anti-Corruption Laws, and Anti-Money Laundering Laws.

(a) The Company shall, and shall cause its Subsidiaries to:

(i) not offer, promise, provide, or authorize the provision of any money, property, or other thing of value, directly or indirectly, to any Person to improperly influence official action or secure an improper advantage, or to encourage the recipient to breach a duty of good faith or loyalty or the policies of his/her employer, or otherwise violate any Anti-Corruption Law;

(ii) not violate any Anti-Money Laundering Law;

(iii) not engage in any dealings or transactions (directly or knowingly indirectly) with or for the benefit of any Restricted Party, or otherwise violate any Sanctions and Export Control Laws;

(iv) adopt and maintain policies, procedures, and controls reasonably designed to prevent, detect, and deter violations of Anti-Corruption Laws, Anti-Money Laundering Laws, and Sanctions and Export Control Laws, to the reasonable satisfaction of the Series C Investor;

(v) promptly notify the Holders of any potential material violations by the Company or its Representatives about which the Company or any of its Subsidiaries becomes aware relating to any Anti-Corruption Laws, Anti-Money Laundering Laws, or Sanctions and Export Control Laws;

(vi) comply with reasonable inquiries or requests for certification by a Holder to confirm compliance with the foregoing provisions; and

(vii) cooperate in good faith with the reasonable efforts of any other Holder or the Company to address and/or remediate potential violations by the Company or its representatives of Anti-Corruption Laws, Anti-Money Laundering Laws, or Sanctions and Export Control Laws.

(b) The Company shall use its reasonable best efforts to assist each Holder in complying with its (or any of its Affiliates in complying with their) obligations under all Anti-Corruption Laws, Anti-Money Laundering Law or Sanctions and Export Control Laws.

Section 16. Notices. All notices referred to herein shall be in writing and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) Business Days after the mailing thereof if sent by registered or certified mail (unless first class mail shall be specifically permitted for such notice under the terms of this Certificate of Designation) with postage prepaid, addressed: (i) if to the Company, (a) if sent by mail, to its office at FreightCar America, Inc., 2 North Riverside Plaza, Suite 1300, Chicago, Illinois 60606, Attention: General Counsel, or (b) if sent by electronic mail, to such electronic mail address as the Company shall have designated in writing to the Holders, (ii) if to any Holder, to such Holder at the address and electronic mail address of such Holder as listed in the stock record books of the Company (which, for all purposes hereunder, may include the records of the Transfer Agent) or (iii) to such other address as the Company or any such Holder, as the case may be, shall have designated by notice similarly given.

Section 17. Facts Ascertainable. When the terms of this Certificate of Designation refer to a specific agreement or other document to determine the meaning or operation of a provision hereof, the Company shall maintain a copy of such agreement or document at the principal executive offices of the Company and a copy thereof shall be provided free of charge to any Holder who makes a request therefor. The Company shall also maintain a written record of the Issuance Date, the number of shares of Series C Preferred Stock issued to a Holder and the date of each such issuance, the Stated Value and Accrued Dividends per share of Series C Preferred Stock and the Dividend Rate in effect from time to time and shall furnish such written record (with respect to such Holder’s shares of Series C Preferred Stock) free of charge to any Holder who makes a request therefor.

Section 18. Amendment; Waiver. Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein and any right of the Holders of Series C Preferred Stock granted hereunder may be amended or waived as to all shares of Series C Preferred Stock (and the Holders thereof) upon the written consent of the Preferred Majority Holders; provided that (i) any amendment, modification, or waiver that, by its terms, would treat any Holder or Holder, in its capacity as such, either adversely or less beneficially relative to any other Holder shall require the prior written consent of such adversely or less beneficially affected Holder and (ii) without limiting the foregoing, without the written consent of each Holder adversely affected thereby, no amendment, modification or waiver shall:

(a) reduce the Dividend Rate or extend any Dividend Payment Date (except in accordance with the proviso to such definition as in effect on the Closing Date); provided that the Preferred Majority Holders shall be permitted to amend, modify or waive Non-Compliance Events and the effects thereof without the written consent of each adversely affected Holder;

(b) reduce the Stated Value or the Accrued Dividend; provided that the Preferred Majority Holders shall be permitted to amend, modify or waive Non-Compliance Events and the effects thereof without the written consent of each adversely affected Holder;

(c) reduce the Redemption Price (other than as a result of any amendment, modification or waiver of the effect of a Non-Compliance Event in accordance with clause (b) above); or

(d) amend Section 2, Section 4, Section 5, Section 6, Section 7, Section 8, Section 11, Section 14, Section 15 and this Section 18 (including any defined term used in such sections or any other amendment that has the effect of amending such sections).

Section 19. Severability. If any term of the Series C Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other terms set forth herein which can be given effect without the invalid, unlawful or unenforceable term will, nevertheless, remain in full force and effect, and no term herein set forth will be deemed dependent upon any other such term unless so expressed herein.

Section 20. Remedies. The Company acknowledges that the obligations imposed on it in this Certificate of Designation are special, unique and of an extraordinary character, and irreparable damages, for which money damages, even if available, would be an inadequate remedy, would occur in the event that the Company does not perform the provisions of this Certificate of Designation in accordance with its specified terms or otherwise breaches such provisions. The Holders shall be entitled to seek an injunction, specific performance and other equitable relief to prevent breaches of this Certificate of Designation and to seek to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled, at law or in equity, including without limitation money damages. All remedies available under this Certificate of Designation, under the Securities Purchase Agreement, at law, in equity or otherwise, will be deemed cumulative and not alternative or exclusive of other remedies. The exercise by any Holder of a particular remedy will not preclude the exercise of any other remedy, including by one or more actions for specific performance, in addition to any other remedies to which the Holders may be entitled.

Section 21. Interpretation. When a reference is made in this Certificate of Designation to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to this Certificate of Designation unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Certificate of Designation, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Certificate of Designation shall refer to this Certificate of Designation as a whole and not to any particular provision of this Certificate of Designation unless the context requires otherwise. The terms “or,” “any” and “either” are not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” All terms defined in this Certificate of Designation shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Certificate of Designation are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means, unless otherwise specified, such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful money of the United States. When calculating the period of time between which, within which or following which any act is to be done or step taken pursuant to this Certificate of Designation, the date that is the reference date in calculating such period shall be excluded (unless otherwise required by law or specified herein, if the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day). The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

Section 22. Expenses; Indemnity.

(a) For so long as the Series C Preferred Stock remains outstanding, the Company shall reimburse the Holders for each of their documented reasonable out-of-pocket costs, fees and expenses from time to time in responding to any request for approval under the Certificate (including this Certificate of Designation), enforcing their rights under the Certificate (including this Certificate of Designation), and/or amending the Certificate (including this Certificate of Designation); provided, that, with respect to any approval or any amendment, the Company shall not be obligated to reimburse the expenses of more than one single counsel for all Holders taken as a whole (such counsel to be selected by the Preferred Majority Holders in their sole discretion) and to the extent reasonably necessary, regulatory counsel and a single local counsel in each relevant jurisdiction.

(b) The Company shall indemnify and hold harmless the Holders, each of their respective Affiliates and controlling persons and each of their respective directors, officers, employees, partners, agents, advisors and other representatives (each, an “Indemnified Person”) from and against any and all losses, claims, damages and liabilities to which any such Indemnified Person may become subject arising out of or in connection with any claim, litigation, investigation or proceeding relating to the Certificate (including this Certificate of Designation) (a “Proceeding”), regardless of whether any Indemnified Person is a party thereto or whether such Proceeding is brought by the

Company, any of its Affiliates or any third party, including advancing amounts to each Indemnified Person within thirty (30) days following written request therefor for any reasonable and documented legal or other out-of-pocket expenses incurred or to be incurred in connection with investigating or defending any Proceeding; provided, that the foregoing indemnity will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or related expenses to the extent they arise from the willful misconduct, bad faith or gross negligence of, or material breach of this Certificate of Designation or the Securities Purchase Agreement by, such Indemnified Person, in each case as determined by a final non-appealable judgment of a court of competent jurisdiction.

Section 23. Renunciation under DGCL Section 122(17). It is recognized and anticipated that (a) directors of the Company may serve as directors, officers, employees and agents of the Holders or their Affiliates or Associates (“Covered Persons”); (b) the Company, directly or indirectly, may engage in the same, similar or related lines of business as those engaged in by the Holders or their Affiliates or Associates and other business activities that overlap with or compete with those in which the Holders or their Affiliates or Associates may engage; (c) the Company may have an interest in the same areas of business opportunities as the Holders or their Affiliates or Associates; (d) the Company will derive substantial benefits from the service of Covered Persons as directors of the Company; and (e) it is in the best interests of the Company that the rights of the Company, and the duties of any Covered Persons, be determined and delineated as provided in this Section 23 in respect of any Potential Business Opportunities (as defined below).

If a director of the Company who is a Covered Person is presented or offered, or otherwise acquires knowledge of, a potential transaction or matter that may constitute or present a business opportunity for the Company or any of its Subsidiaries, in which the Company or any of its Subsidiaries could, but for the provisions of this Section 23, have an interest or expectancy (any such actual or potential transaction, matter or business opportunity, a “Potential Business Opportunity”), (i) such Covered Person will, to the fullest extent permitted by law, have no duty or obligation to refer such Potential Business Opportunity to the Company or any of its Subsidiaries or to give any notice to the Company or any of its Subsidiaries regarding such Potential Business Opportunity (or any matter related thereto), and such Covered Person shall have no duty or obligation to refrain from referring such Potential Business Opportunity to the Holders or their its Affiliates or Associates, (ii) if such Covered Person refers a Potential Business Opportunity to the Holders or their Affiliates or Associates, such Covered Person, to the fullest extent permitted by law, will not be liable to the Company, any of its Subsidiaries or any of its stockholders for any failure to refer such Potential Business Opportunity to the Company or its Subsidiaries, or for any failure to give notice to or otherwise inform the Company or any of its Subsidiaries regarding such Potential Business Opportunity or any matter related thereto, (iii) the Holders and their Affiliates and Associates may engage or invest in, independently or with others, any such Potential Business Opportunity, (iv) neither the Company nor any of its Subsidiaries shall have any right in or to such Potential Business Opportunity or to receive any income or proceeds derived therefrom, and (v) the Company shall have no interest or expectancy, and hereby specifically renounces, on behalf of itself and its subsidiaries, any interest or expectancy, in any such Potential Business Opportunity, unless all of the following conditions are satisfied: (x) such Potential Business Opportunity is presented or offered to a Covered Person solely in the Person’s capacity as a director of the Company, (y) such Potential Business Opportunity is one the Company or any of its subsidiaries is legally and contractually permitted to undertake, and (z) the Covered Person believes that the Company possesses, or would reasonably be expected to be able to possess, the resources necessary to exploit such Potential Business Opportunity.

For purposes of this Section 23, “Associate” shall have the meaning set forth in Section 203 of the DGCL.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation this [●] day of [●] 2023.

By:	/s/
Name: Title:

Exhibit B-1

Exhibit B

Form of Warrant

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION UNDER SUCH LAWS OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT.

FORM OF

WARRANT TO PURCHASE COMMON STOCK

OF

FREIGHTCAR AMERICA, INC.

NO. W-00[_] May [_], 2023

THIS WARRANT CERTIFIES THAT, for value received, OC III LFE II LP, a Delaware limited partnership, or its assigns (the “Holder”), is entitled to subscribe for and purchase from FreightCar America, Inc., a Delaware corporation (the “Company”), a number of shares of the Company’s voting common stock, par value $0.01 per share (“Common Stock”), equal to (a) [__] shares of Common Stock (subject to adjustment hereunder) less (b) the aggregate number of shares of Common Stock previously issued from time to time as a result of any partial exercise of this Warrant in accordance with the terms set forth herein (collectively, the “Exercise Shares”), at a purchase price per share of $[__][1] (the “Exercise Price”), all subject to the terms, conditions and adjustments set forth below in this Warrant (this “Warrant”).

This Warrant is being issued pursuant to the terms of the Securities Purchase Agreement, dated as of March 23, 2023, by and between the Company and the Holder (the “Purchase Agreement”). Certain capitalized terms used herein are defined in Section 1 hereof. Capitalized terms not otherwise defined herein shall have the meaning given to such terms in the Purchase Agreement. The Exercise Shares are subject to adjustment as provided herein.

This Warrant is subject to the following terms and conditions:

1. DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

(a) “Aggregate Exercise Price” means an amount equal to the product of (a) the number of Exercise Shares in respect of which this Warrant is then being exercised pursuant to Section 2 hereof, multiplied by (b) the Exercise Price.

(b) “Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are generally authorized by law to close.

(c) “Change of Control” means: (i) a capital reorganization or reclassification of the capital stock of the Company resulting in any Person or group of Persons other than holders of the voting securities of the Company outstanding immediately prior to such transaction, becoming the holder, directly or indirectly, of more than 50% of the combined voting power of the outstanding voting securities of the Company having the right to vote for the election of members of the Board of Directors of the Company; (ii) a merger, consolidation or reorganization or other similar transaction or series of related transactions, in each case which results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the outstanding voting securities of the Company having the right to vote for the election of members of the Board of Directors of the Company or such surviving or acquiring entity outstanding immediately after such merger, consolidation or reorganization; (iii) the issuance by the Company of equity securities of the Company, in a single transaction or series of related transactions, representing at least 50% of the combined voting power of the outstanding voting securities of the Company having the right to vote for the election of members of the Board of Directors of the Company; or (iv) the acquisition by any “person” (together with his, her or its Affiliates) or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), directly or indirectly, of the beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of outstanding shares of capital stock and/or other equity securities of the Company, in a single transaction or series of related transactions (including, without limitation, one or more tender offers or exchange offers), representing at least 50% of the combined voting power of the outstanding voting securities of the Company having the right to vote for the election of members of the Board of Directors of the Company; provided that a transaction (or series of related transactions) consisting solely of the issuance by the Company of equity securities of the Company, representing less than 20% of the combined voting power of the outstanding voting securities of the Company, for cash consideration in a bona fide capital raising transaction shall not be considered a Change of Control.

_____________________________

[1]NTD: Exercise Price to be equal to the average price for the Company’s common stock 30 days prior to the date the transaction is announced.

(d) “Convertible Securities” means any securities (directly or indirectly) convertible into or exchangeable for the Common Stock, but excluding any warrants or other rights or options to subscribe for, acquire, purchase or otherwise be issued Common Stock or convertible securities.

(e) “Exercise Period” means the period commencing on the date hereof and ending on the Expiration Date.

(f) “Expiration Date” means ten (10) years from the Original Issue Date.

(g) “Fair Market Value” means, as of any particular date: (a) the volume weighted average of the closing sales prices of the Common Stock for such day on all U.S. national securities exchanges on which the Common Stock may at the time be listed; (b) if there have been no sales of the Common Stock on any such exchange on any such day, the average of the highest bid and lowest asked prices for the Common Stock on all such exchanges at the end of such day; (c) if on any such day the Common Stock is not listed on a domestic securities exchange, the closing sales price of the Common Stock as quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association for such day; or (d) if there have been no sales of the Common Stock on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association on such day, the average of the highest bid and lowest asked prices for the Common Stock quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association at the end of such day; in each case, averaged over twenty (20) consecutive Business Days ending on the Business Day immediately prior to the day as of which “Fair Market Value” is being determined; provided that, if the Common Stock is listed on any U.S. national securities exchange, the term “Business Day” as used in this sentence means Business Days on which such national securities exchange is open for trading. If at any time the Common Stock is not listed on any domestic securities exchange or quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association, the “Fair Market Value” of the Common Stock shall be the fair market value per share as determined jointly by the Company’s Board of Directors and the Holder.

(h) “Liquid Securities” means a class of securities registered under Section 12(b) of the Exchange Act, which are listed or quoted for trading on a U.S. national securities exchange.

(i) “Original Issue Date” means May [__], 2023.

(j) “OTC Bulletin Board” means the Financial Industry Regulatory Authority OTC Bulletin Board electronic inter-dealer quotation system.

(k) “Person” means any individual, sole proprietorship, partnership, limited liability company, corporation, joint venture, trust, incorporated organization or government or department or agency thereof.

(l) “Pink OTC Markets” means the OTC Markets Group Inc. electronic inter-dealer quotation system, including OTCQX, OTCQB and OTC Pink.

(m) “Securities Act” means the United States Securities Act of 1933, as amended.

2. EXERCISE OF WARRANT.

2.1 Exercise. The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth in Section 8.06 of the Purchase Agreement (or at such other address as it may designate by notice in writing to the Holder):

(a) an executed Notice of Exercise in the form attached hereto (a “Notice of Exercise”);

(b) payment of the Exercise Price in cash (by wire transfer to the account designated in writing by the Company) or by check; and

(c) this Warrant.

Upon receipt by the Company of this Warrant and payment of the Exercise Price in cash (by wire transfer to the account designated in writing by the Company) or by check, or pursuant to Section 2.2, shares of Common Stock in certificated or book entry form representing the Exercise Shares so purchased, registered in the name of the Holder or Persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder at the Company’s expense within three (3) Business Days after the Company’s receipt of such Notice of Exercise and/or Exercise Price.

The Person in whose name any certificate or book entry representing the Exercise Shares that are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such shares.

2.2 Net Exercise. Notwithstanding any provisions herein to the contrary, if the Fair Market Value of one Exercise Share issuable hereunder is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the Holder a number of Exercise Shares computed using the following formula:

X= Y*(A-B)/A

Where X = the number of Exercise Shares to be issued to the Holder

Y = the number of Exercise Shares purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such exercise)

A = the Fair Market Value of one Exercise Share purchasable under the Warrant (at the date of such exercise)

B = Exercise Price (as adjusted to the date of such exercise)

The Company acknowledges that the provisions of this Section 2.2 are intended, in part, to ensure that a full or partial exchange of this Warrant pursuant to this Section 2.2 will qualify as a conversion for purposes of Rule 144 under the Securities Act and as a recapitalization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (or any similar provision of state or local law that follows the U.S. federal income tax treatment). At the request of the Holder, the Company will accept reasonable modifications to the exchange procedures provided for in this Section in order to accomplish such intent. For the avoidance of doubt, the Holder shall not be required to pay any cash upon any exercise of this Warrant pursuant to this Section 2.2. For all purposes of this Warrant (other than this Section 2), any reference herein to the exercise of this Warrant shall be deemed to include a reference to the exchange of this Warrant for Exercise Shares in accordance with the terms of this Section 2.2.

2.3 Automatic Exercise.

(a) Change of Control. In the event of a Change of Control, if the fair market value of the consideration payable in connection with such Change of Control for each share of Common Stock is greater than the per share Exercise Price hereunder, the Company may elect by providing proper notice pursuant to Section 3.4 hereof to cause this Warrant to be automatically exercised (even if this Warrant is not surrendered), in lieu of an exercise in accordance with Section 2.1 or Section 2.2, upon consummation of such Change of Control to the extent that any portion of the Warrant remains unexercised at the time of the consummation of the Change of Control. The Holder shall be entitled to receive consideration in the amount equal to the difference between the consideration payable in connection with such Change of Control for the Exercise Shares, if exercised, and the Aggregate Exercise Price for such Exercise Shares. The consideration payable to the Holder in connection with this Section 2.3(a) shall be in the same form as the consideration distributed to holders of Common Stock in connection with such Change of Control; provided that, if the consideration distributed to holders of Common Stock in connection with such Change of Control consists of consideration other than cash or Liquid Securities (or a combination thereof), the consideration payable to the Holder in connection with this Section 2.3(a) shall be an amount of cash payable by the Company equal to the aggregate Fair Market Value of the Exercise Shares minus the Aggregate Exercise Price. To the extent this Warrant or any portion thereof is automatically exercised pursuant to this Section 2.3(a), the Company agrees to promptly notify the Holder of the amount and form of consideration payable to the Holder in connection with such Change of Control. This Warrant shall terminate in connection with a deemed exercise pursuant to this Section 2.3 after payment in full to the Holder of the amounts payable to the Holder under this Section 2.3. If the fair market value of the consideration payable in connection with a Change of Control for each share of Common Stock is equal to or less than the per share Exercise Price, this Warrant will expire upon the consummation of a Change of Control to the extent this Warrant has not been previously exercised as to all Exercise Shares subject hereto.

(b) Expiration Date. To the extent that there has not been an exercise of this Warrant pursuant to this Section 2, any portion of the Warrant that remains unexercised shall be exercised automatically in whole (not in part), upon the Expiration Date in the manner set forth in Section 2.2.

2.4 Delivery of New Warrant. Unless the purchase rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, at the time of delivery of the shares of Common Stock representing the Exercise Shares being issued in accordance with this Section 2, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unexpired and unexercised Exercise Shares called for by this Warrant. Such new Warrant shall in all other respects be identical to this Warrant.

3. COVENANTS OF THE COMPANY.

3.1 Covenants as to Exercise Shares. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable. The Company further covenants and agrees that the Company will at all times during the Exercise Period have authorized and reserved, free from preemptive rights, a sufficient number of Exercise Shares to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued Exercise Shares shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Exercise Shares to such number of shares as shall be sufficient for such purposes.

3.2 Expenses and Taxes. The Company shall pay all reasonable and documented expenses, taxes and owner charges payable in connection with the preparation, issuance and delivery of certificates (if any) for the Exercise Shares and any new Warrants.

3.3 No Impairment. Except and to the extent waived or consented to by the Holder, the Company will not (a) adopt any amendment to its certificate of incorporation or bylaws after the date hereof which (i) results in any increase in the issued or authorized number of equity securities of the Company or (ii) otherwise has a disproportionate and adverse impact on the Holder, including through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, or (b) avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company. The Company will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder as set forth herein against impairment.

3.4 Notices. Prior to (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, (b) a Change of Control, or (c) the issuance by the Company of any shares of Common Stock, Convertible Securities, any warrants or other rights or options to subscribe for, acquire, purchase or otherwise be issued Common Stock or Convertible Securities, or any other equity securities of the Company, in each case, that would result in an adjustment pursuant to Section 4 to the number of Exercise Shares issuable upon exercise of this Warrant, the Company shall send to the Holder, at least thirty (30) days prior to the date of any such action, a notice specifying the date on which any such proposed action is to be taken and, in the case of a Change of Control, whether the Company intends to exercise its automatic exercise rights under Section 2.3(a) upon consummation of the Change of Control.

4. EFFECT OF CERTAIN EVENTS ON EXERCISE SHARES.

4.1 Adjustment to Exercise Shares Upon Reorganization, Reclassification, Consolidation or Merger. In the event of any (i) capital reorganization of the Company, (ii) reclassification of the capital stock or other equity securities of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), (iii) consolidation or merger of the Company with or into another Person, (iv) sale of all or substantially all of the Company’s assets to another Person, or (v) other similar transaction, in each case which entitles the holders of Common Stock to receive (either directly or upon subsequent liquidation) capital stock, securities or assets with respect to or in exchange for Common Stock, each Warrant shall, immediately after such reorganization, reclassification, consolidation, merger, sale or similar transaction, remain outstanding and shall thereafter, in lieu of or in addition to (as the case may be) the number of Exercise Shares then exercisable under this Warrant, be exercisable for the kind and number of shares of stock or other securities or assets of the Company or of the successor Person resulting from such transaction to which the Holder would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or similar transaction if the Holder had exercised this Warrant in full immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or similar transaction and acquired the applicable number of Exercise Shares then issuable hereunder as a result of such exercise (without taking into account any limitations or restrictions on the exercisability of this Warrant); and, in such case, appropriate adjustment (in form and substance satisfactory to the Holder) shall be made with respect to the Holder’s rights under this Warrant to insure that the provisions of this Warrant shall thereafter be applicable, as nearly as possible, to any shares of stock, securities or assets thereafter acquirable upon exercise of this Warrant. The provisions of this Section 4.1 shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or similar transaction. The Company shall not effect any such reorganization, reclassification, consolidation, merger, sale or similar transaction unless, prior to the consummation thereof, the successor Person (if other than the Company) resulting from such reorganization, reclassification, consolidation, merger, sale or similar transaction, shall assume, by written instrument substantially similar in form and substance to this Warrant and satisfactory to the Holder, the obligation to deliver to the Holder such shares of capital stock, securities or assets which, in accordance with the foregoing provisions, such Holder shall be entitled to receive upon exercise of this Warrant. Notwithstanding anything to the contrary contained herein, with respect to any corporate event or other transaction contemplated by the provisions of this Section 4.1, the Holder shall have the right to elect, prior to the consummation of such event or transaction, to exercise this Warrant pursuant to Section 2 instead of giving effect to the provisions contained in this Section 4.1 with respect to this Warrant.

4.2 Dividends and Distributions. Subject to the provisions of Section 4.1, as applicable, if the Company shall, at any time or from time to time after the Original Issue Date, make or declare, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or any other distribution payable in securities of the Company (other than a dividend or distribution of shares of Common Stock, Convertible Securities, warrants or other rights or options to subscribe for, acquire, purchase or otherwise be issued Common Stock or Convertible Securities, in respect of outstanding shares of Common Stock), cash or other property, then, and in each such event, provision shall be made so that the Holder shall receive upon exercise of the Warrant, in addition to the number of Exercise Shares receivable thereupon, the kind and amount of securities of the Company, cash or other property which the Holder would have been entitled to receive had the Warrant been exercised in full for Exercise Shares on the date of such event and had the Holder thereafter, during the period from the date of such event to and including the date the Warrant is exercised, retained such securities, cash or other property receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section 4.2 with respect to the rights of the Holder; provided that no such provision shall be made if the Holder receives, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities, cash or other property in an amount equal to the amount of such securities, cash or other property as the Holder would have received if the Warrant had been exercised in full for Exercise Shares on the date of such event.

4.3 Certificate as to Adjustment.

(a) As promptly as reasonably practicable following any adjustment to the Exercise Shares, but in any event not later than five (5) Business Days thereafter, the Company shall furnish to the Holder a certificate of an executive officer setting forth in reasonable detail such adjustment and the facts upon which it is based and certifying the calculation thereof.

(b) As promptly as reasonably practicable following the receipt by the Company of a written request by the Holder, but in any event not later than five (5) Business Days thereafter, the Company shall furnish to the Holder a certificate of an executive officer certifying the Exercise Price then in effect and the number of Exercise Shares or the amount, if any, of other shares of stock, securities or assets then issuable upon exercise of the Warrant.

5. FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current Fair Market Value of an Exercise Share by such fraction.

6. NO STOCKHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any rights as a stockholder of the Company, and prior to the issuance to the Holder of the Exercise Shares to which the Holder is then entitled to receive upon the due exercise of this Warrant, the Holder shall not be entitled to vote or be deemed the holder of shares of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, or subscription rights, or otherwise; provided that, in the event the Company declares a dividend during the Exercise Period, the Holder shall be entitled to participate in such dividend in accordance with Section 4.2 hereof and the Holder shall be entitled to receive notices regarding any Change of Control or other corporate events contemplated elsewhere in this Warrant.

7. COMPLIANCE WITH THE SECURITIES ACT; LEGEND. The Holder, by acceptance of this Warrant, agrees to comply in all respects with the provisions of this Section 7 and the restrictive legend requirements set forth on the face of this Warrant. This Warrant and all Exercise Shares issued upon exercise of this Warrant (unless registered under the Securities Act or unless such legend may otherwise be removed in accordance with applicable law (including Rule 144 promulgated under the Securities Act)) shall be stamped or imprinted with a legend in substantially the following form:

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION UNDER SUCH LAWS OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT.

8. TRANSFER OF WARRANT. Subject to applicable laws and the restriction on transfer set forth on the first page of this Warrant and the Purchase Agreement, this Warrant and all rights hereunder are transferable, in whole or in part, upon the books of the Company by the registered holder hereof in person or by duly authorized attorney, and a new warrant shall be made and delivered by the Company, of the same tenor and date as this Warrant but registered in the name of one or more transferees, upon surrender of this Warrant, duly endorsed, to the office or agency of the Company described in Section 10. All expenses (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the new warrants pursuant to this Section 8 shall be paid by the Company.

9. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed.

10. NOTICES, ETC. Any notice required or permitted hereunder shall be given in writing in accordance with Section 8.06 of the Purchase Agreement, which is incorporated herein mutatis mutandis.

11. AMENDMENT AND WAIVER. Any term of this Warrant may be amended or waived with the written consent of the Company and the Holder.

12. DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price, the Fair Market Value or the arithmetic calculation of the Exercise Shares, as the case may be, the Company or the Holder (as the case may be) shall submit the disputed determinations or arithmetic calculations (as the case may be) via electronic mail (i) within two

(2) Business Days after receipt of the applicable notice giving rise to such dispute to the Company or the Holder (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to agree upon such determination or calculation (as the case may be) of the Exercise Price, the Fair Market Value or the number of Exercise Shares (as the case may be) within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Company or the Holder (as the case may be), then the Company shall, within two (2) Business Days submit the disputed determination of the Exercise Price or the Fair Market Value to an independent, reputable investment bank selected by the Company and reasonably acceptable to the Holder. The Company shall cause the investment bank to perform the determinations or calculations (as the case may be) and notify the Company and the Holder of the results as soon as reasonably practicable. Such investment bank’s determination or calculation (as the case may be) shall be binding upon all parties absent demonstrable error. The fees and expenses of the investment bank shall be borne by the Company unless the number is question, as finally determined by such investment bank, is within one percent (1%) of the Company’s originally proposed number, in which case such fees and expenses shall be borne by the Holder.

13. GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL. Section 8.08 and 8.09 of the Purchase Agreement are incorporated herein mutatis mutandis. For the avoidance of doubt, any dispute governed by Section 12 shall be determined exclusively pursuant to Section 12.

[signature page follows]

IN WITNESS WHEREOF, the Company and the Holder have each caused this Warrant to be executed by its duly authorized officer as of the date first above written.

FREIGHTCAR AMERICA, INC. By: Name: Title:
[HOLDER] By: Name: Title:

NOTICE OF EXERCISE

1.a ❑ The undersigned hereby elects to purchase [__] shares of Common Stock, par value $0.01 per share (“Common Stock”), of FreightCar America, Inc. (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the Exercise Price in full.

1.b ❑ The undersigned hereby elects to purchase [__] shares of Common Stock pursuant to the terms of the net exercise provisions set forth in Section 2.2 of the attached Warrant.

2. Please issue said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(Date)	(Signature)

(Print name)

ASSIGNMENT FORM

(To assign the foregoing Warrant or a portion thereof, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant (or portion thereof) and all rights evidenced thereby are hereby assigned to

Name: ___________________________________________________________(“Assignee”)

(Please Print)

Address: _____________________________________________________________________

(Please Print)

Assignee agrees to take and hold the Warrant and any shares of stock to be issued upon exercise of the rights thereunder subject to, and to be bound by, the terms and conditions set forth in the Warrant to the same extent as if Assignee were the original holder thereof.

Dated: ________________, 20__

Holder’s
Signature: ________________________________________

Holder’s
Address: _________________________________________

Assignee’s
Signature: ________________________________________

Assignee’s
Address: _________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant (or portion thereof).